UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Callon Petroleum Company
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2023 ANNUAL MEETING OF SHAREHOLDERS AND

PROXY STATEMENT

CALLON PETROLEUM

Wednesday, April 26, 2023, at 9:00 a.m.
The Ritz-Carlton New York, Nomad, The Boardroom
New York, New York

ABOUT CALLON
Callon Petroleum is an independent oil and natural gas company focused on the acquisition, exploration and development of high-quality assets in the leading oil plays of South and West Texas.

Our Values

Responsibility
The safety of our employees, contractors and communities is of utmost importance – this is not negotiable. We recognize that we earn the right to operate every day by developing our assets responsibly and with respect for the environment. We focus on safety and protection of the environment in every operation, and all Callon representatives are authorized to “stop work” if these are at risk.

Integrity	We always strive to do the right thing and pride ourselves on being a preferred partner. We are consistently open, honest, ethical and genuine. We do what we say and are accountable for our actions.

Drive	Keenly focused on leading, we relentlessly challenge the status quo to meet and exceed our expectations for top-tier performance in all aspects of our business.

Respect	We value the ideas and contributions of all team members and show consideration and appreciation for one another. We recognize and embrace each other’s differences and work towards our common goals.

Excellence
Our business requires focused innovation and evaluation of new opportunities for resource extraction. We balance the application of new technologies and testing of new concepts with prudent risk management and thorough data analysis.

A JOINT LETTER FROM OUR CHAIR AND OUR CHIEF EXECUTIVE OFFICER
March 13, 2023
DEAR FELLOW SHAREHOLDERS,

On behalf of the Board of Directors of Callon Petroleum Company, we are pleased to invite you to our 2023 Annual Meeting of Shareholders, which will take place on April 26, 2023, at 9:00 a.m. Eastern Daylight Time (EDT), in the Boardroom of The Ritz-Carlton New York, Nomad, located at 25 West 28th Street, New York, NY.
Today we are filing the Notice of Annual Meeting of Shareholders and the Proxy Statement that describe the matters to be acted upon at the meeting. This year we are asking our shareholders to elect directors; approve, on a non-binding advisory basis, the compensation of our named executive officers; vote, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers; and ratify the appointment of our auditors.
In the past year, Callon continued to deliver operational and financial success as we profitably grew production and set a new Company record for cash flow. Going forward, we believe our business model is sustainable with a deep inventory of high-return oil projects that adhere to our “Life of Field” co-development model. The cash flow we generate will continue to be allocated to disciplined reinvestment, further debt reduction, and eventual returns of capital as we pursue shareholder value creation from multiple sources.
Our focus on maintaining the sustainability of our business has not wavered. During the year, we published our third annual sustainability report where we detailed our ESG priorities including our continued progress on reducing greenhouse gas intensity and our initiatives to empower and develop a diverse workforce and enrich our communities.
Your vote is important, and we encourage you to review this proxy statement and to vote promptly so that your shares will be represented at the meeting.
On behalf of everyone at Callon, we want to thank you, our valued shareholders, for your continued support of the work we do.
Sincerely,

L. Richard Flury Chair of the Board

Joseph C. Gatto, Jr. President, Chief Executive Officer and Director

	L. Richard Flury Chair of the Board	Joseph C. Gatto, Jr. President, Chief Executive Officer and Director
We encourage you to read our 2022 Annual Report, which includes our financial statements as of and for the year ended December 31, 2022. Please also refer to the sections captioned “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our 2022 Annual Report for a description of the substantial risks and uncertainties related to the forward-looking statements included herein.
2023 PROXY STATEMENT      3

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

Dear Shareholders,
You are invited to participate in the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Callon Petroleum Company (“Callon,” the “Company,” “us,” “we,” “our” or like terms), a Delaware corporation.

When
April 26, 2023, at 9:00 a.m. Eastern Daylight Time (“EDT")
Where
The Ritz-Carlton New York, Nomad
The Boardroom
25 West 28th Street
New York, NY 10001
We continue to monitor coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments, and we are sensitive to the public health and travel concerns that our shareholders may have. In the event we determine it is necessary or appropriate to postpone or move the Annual Meeting to another location or hold the Annual Meeting virtually, we will announce this decision in advance in a press release and post details on our website, which will also be filed with the Securities and Exchange Commission.
Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet, by telephone, or by mail as soon as possible.

Voting Matters	Board Recommendation
Proposal 1: To elect three Class II directors to serve on our Board of Directors (the “Board”), each for three years.	FOR each of the Class II directors
See page 10
Proposal 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”).	FOR
See page 37
Proposal 3: Advisory vote on the frequency of future advisory votes on the compensation of our NEOs.	ONE YEAR
See page 68
Proposal 4: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR
See page 69

We will also transact other business that may properly come before the Annual Meeting.
This Notice of Annual Meeting of Shareholders and the Proxy Statement provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. The Board set March 2, 2023, as the record date (the “Record Date”) for the Annual Meeting. Holders of record of our common stock at the close of business on the Record Date are entitled to receive this notice of, and vote at, the Annual Meeting. A list of the names of shareholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any shareholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Central Time, at our headquarters at 2000 W. Sam Houston Parkway South, Suite 2000, Houston, TX 77042. This list will also be available for such purposes during the Annual Meeting at the place of the Annual Meeting or, in the event that the Annual Meeting is held virtually, at a website to be provided in the announcement notifying shareholders of the change in meeting format.
We thank you for your continued support and look forward to seeing you at the Annual Meeting.
By Order of the Board of Directors,

Michol L. Ecklund
Senior Vice President, General Counsel
and Corporate Secretary
Houston, Texas
March 13, 2023

By Internet or telephone following the simple instructions on the enclosed proxy card or voting instruction form

By mail mark, date and sign your proxy card, and return it in the reply envelope provided

YOUR VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. This Proxy Statement and our 2022 Annual Report on Form 10-K are available at: www.viewproxy.com/ CallonPetroleum/2023. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022
Banks and Brokerage Firms, please call:
(212) 750-5833
Shareholders, please call toll-free:
(888) 750-5834

4      CALLON PETROLEUM

Beginning on or about March 13, 2023, we mailed an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our holders of record. The Notice contained instructions on how to access the Proxy Statement and related materials on the Internet and how to enter your voting instructions. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.
2023 PROXY STATEMENT      5

Premium Assets and Disciplined Execution Drive Free Cash Flow
Callon Petroleum is an independent oil and natural gas company focused on the acquisition, exploration, and development of high-quality assets in leading Texas oil plays located in the Permian and the Eagle Ford.
We employ a “Life of Field” co-development model that balances today’s high-returns with future development economics, providing a more consistent capital efficiency profile over time.
The combination of our returns driven strategy and our capital discipline allowed us to profitably grow production in 2022 while spending less than 60% of our operating cash flow on capital expenditures.
We remain focused on rapid debt reduction and strengthening our balance sheet. During the year, we paid down $462 million in debt and reduced our leverage ratio by 1.0x.

~480 MMBoe	>1,500

Total proved reserves	Risked drilling locations

<60%	62%
FY22 reinvestment rate(1)	Total oil production(2)

2022 Performance Highlights

68%	$623 million
Year-over-year increase in adjusted EBITDA(3)	Adjusted free cash flow(3)

~$1.7 billion	$462 million
Adjusted EBITDA(3)	Year-over-year absolute debt reduction

9%	1.0x
Year-over-year production growth	Leverage ratio reduction(4)

(1)The Company defines “reinvestment rate” as operational capital expenditures divided by cash flow from operating activities.
(2)Sixty-two percent of the 104.3 MBoe/d produced by Callon in 2022 was oil.
(3)Adjusted free cash flow is defined as adjusted EBITDA minus the sum of operational capital, capitalized interest, capitalized general and administrative expense and interest expense. Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the nearest comparable GAAP measures.
(4)Leverage ratio is calculated as the sum of total long-term debt less unrestricted cash and cash equivalents divided by EBITDA, as defined by the Company’s credit facility, inclusive of the pro forma effects of Material Acquisitions or Divestitures, as defined by the Company’s credit facility, as if they occurred on the first day of the trailing twelve-month period. See Appendix A for a reconciliation of non-GAAP financial measures.
6      CALLON PETROLEUM

SUSTAINABILITY
Our focus on integrating sustainable business practices and achieving long-term results drives our business decisions. In alignment with these goals, our Board oversees the Company’s approach to ESG through our safety and environmental policies and performance, development of a positive corporate culture and an effective corporate governance program. The Board recognizes that ESG risks are interconnected with other business risks and opportunities, and thus regularly reviews salient ESG-related issues alongside other operational, financial, and strategic matters.
Our commitment to ESG is outlined in our third annual Sustainability Report, which we hope you will access on the Company’s website at www.callon.com/sustainability. The report highlights ESG performance in alignment with the frameworks set forth by the Sustainability Accounting Standards Board, the Task Force on Climate-Related Financial Disclosures, the American Production and Exploration Council and the United Nations Sustainable Development Goals.
ENVIRONMENTAL INITIATIVES
In early 2022, we announced the acceleration and adoption of meaningful medium-term emission reduction goals to reduce flaring and GHG emissions in our operations. These goals have been linked to our executive compensation programs as described in the Compensation Discussion and Analysis beginning on page 39.

Emissions Reduction Targets

Reduce Callon-controlled flaring to <1% by 2024	50% reduction in GHG intensity by 2024(1)

Reduce methane emissions to <0.2% by 2024(2)
(1)Relative to 2019 baseline (2)Methane emissions calculated as percent of gas produced
In 2022 we made significant investments to advance our GHG and methane reduction initiatives, and we remain on track to achieve our 2024 goals as described above. In 2022, we:
•Exceeded our 2022 target for replacement of natural gas operated pneumatic control devices, and remain on track to complete the replacement of natural gas operated pneumatics in 2023;
•Expanded field electrification across most of the remaining Eagle Ford asset to reduce usage of diesel fuel and natural gas generators;
•Replaced select natural gas driven compressors with dual drive electric compressor engines in the Eagle Ford; and
•Released natural gas compressor engines through artificial lift conversions.

SCOPE 1 GHG INTENSITY Since 2019

REDUCTION IN GHG INTENSITY
2019
2021
2022E
2024 Goal

2023 PROXY STATEMENT      7

SUSTAINABILITY
SAFETY
Protecting our employees, contractors, and communities is a core value at Callon and we are committed to making sure everyone goes home safe at the end of every day. As part of our effort to continuously improve our safety performance, we are focused on engaging leadership, managing contractors and safety risks, and safety training. In addition, safety performance is incorporated in our executive compensation programs as described in the Compensation Discussion and Analysis beginning on page 39. In 2022, our focused efforts resulted in a safety performance record that achieved Callon’s lowest recorded incident rate as an onshore operator.

TOTAL REPORTABLE INCIDENT RATE Since 2020

CLIMATE RISK
At Callon, we share our stakeholders’ concerns about the risks and effects of climate change. We also recognize the potential impacts to our industry, including the evolving preferences of consumers and investors as well as increasing regulatory obligations. As concerned citizens and responsible operators, we are committed to diligently minimizing and mitigating our environmental impact while we work to responsibly meet the demand for affordable energy in the United States and beyond.
Our Board oversees our assessment of and response to climate risks, and each of our Board committees has a role in our climate-related risk strategies. The Nominating & ESG Committee has responsibility for overseeing and guiding policies and performance relating to ESG matters, including the assessment and monitoring of stakeholder concerns and emerging issues such as climate-related risks and opportunities. The Operations & Reserves Committee oversees operational performance relative to established environmental goals, and the Audit Committee oversees risk-related disclosures in compliance with regulatory requirements. The Compensation Committee is responsible for aligning executive compensation with our strategic priorities, including environmental performance.
HUMAN CAPITAL
At Callon, we recognize the importance of creating a culture in which our team members feel valued. We foster an entrepreneurial environment where we empower employees and engage team members in decision-making at every level. Our experienced leadership team provides an excellent learning environment, with development opportunities to accelerate professional growth.
In 2022, we advanced several initiatives to further opportunities for our employees:

Development and Training	Well-being

•Implemented a formal leadership development program, providing all leaders with the opportunity to build their personal leadership skills, expand cross functional relationships, gain exposure to executives, and provide input on company culture and business initiatives
•Enhanced our formal performance feedback program
•Developed high potential employees through rotations, project assignments, and exposure to other areas of the organization
•Conducted unconscious bias training
•Made key hires specifically dedicated to the talent development function at Callon

•Continued the Callon Wellness Program, aimed at encouraging employees to complete a wellness check-up by bringing mobile clinics and flu shots onsite
•Provided additional education around our benefits and 401(k) program to increase utilization
•Organized numerous volunteer opportunities that supported team building and local community engagement
•Increased participation in our charitable match program

8      CALLON PETROLEUM

SUSTAINABILITY

EMBRACING DIVERSE BACKGROUNDS AND PERSPECTIVES	RACIAL/ETHNIC DIVERSE EMPLOYEES IN 2022
At Callon, we value the diversity of our employees and their contributions. We are firmly committed to fostering an inclusive environment and providing equal opportunity to all qualified persons. As of December 31, 2022, approximately 41% of our permanent, full-time employees identified as a racial or ethnic minority and 22% were female. Within our non-field workforce, 32% of our employees were female. In addition, we are constantly seeking to expand diversity in our workforce as we grow our team. In 2022, 50% of our newly hired employees identified as a racial or ethnic minority and 36% were female.

COMMUNITY SUPPORT
Our focus on our stakeholders extends beyond our operations into the communities where we live and work. Through our community engagement program, our charitable giving is directed towards our core philanthropy pillars of education, community services, and the environment to uplift our communities. We are especially proud of our continued collaborative partnership with Comp-U-Dopt that has allowed us to invest in the next generation by bringing much-needed computer equipment and STEM-focused technology programs to the remote areas of our operations that are under-resourced.
CORPORATE GOVERNANCE
Our belief in the importance of diversity starts with the Board and is demonstrated by the continuous process of thoughtful board refreshment and leading corporate governance practices that ensures diversity of thought in the pursuit of sustainable value for all our stakeholders. Please see page 10 for more information about our recent board refreshment activities.

Diversity	Refreshment	Independence

One ethnically diverse and three female directors(1)	Five or fewer years' tenure for over half of the directors(1)	Eight directors are independent and a non-executive director serves as chair of the Board(1)
(1) As of March 2, 2023
We are also committed to high ethical standards and effective and sustainable corporate governance. We believe this commitment promotes the long-term interests of our shareholders, helps build public trust in Callon and strengthens Board and management accountability. We continually assess our governance principles to ensure that we are operating our business responsibly, ethically and in a manner aligned with the interests of our shareholders.
As a demonstration of responsible corporate governance, our Compensation Committee has taken proactive steps in recent years to refresh our executive compensation programs to align with investor priorities for our industry and to formally incorporate ESG performance into management incentives. Our Compensation Discussion and Analysis (“CD&A”), beginning on page 39, provides additional information on governance practices for executive compensation.
2023 PROXY STATEMENT      9

Proposal 1 Election of Class II Directors
The Board recommends a vote FOR each of the Class II director nominees named in this Proxy Statement.
•Our director nominees provide experience and perspectives that enhance the overall strategic and oversight functions of Callon’s Board.
•For more information about the nominees’ experience, skills, and qualifications, please see page 14.

Board of Directors - Background for Nominations
Board Composition & Succession Planning
Callon’s Board of Directors is committed to thoughtful and responsible refreshment of the composition of the Board to ensure the Company is led by a well-rounded and diverse governing body that is positioned to provide strategic guidance and oversight to the Company. Through its intentional succession planning and refreshment initiatives, the Board seeks to assemble a broad range of skills and experience sets among its members in a collegial culture that promotes a constructive exchange of ideas and effective decision making.
In recognition of several forthcoming retirements pursuant to the Board retirement policy that was introduced in 2021, the Board has undertaken a multi-year succession planning process with the support of an outside firm to ensure the Board has the leadership and expertise needed to support sustainable value creation in today’s complex energy industry.
Following these multi-year succession planning efforts, in February 2023, Mr. Flury announced his retirement from the Board effective as of the date of the upcoming Annual Meeting. Upon Mr. Flury's announcement, the Board named Matthew R. Bob as Chair-elect. The Board anticipates naming Mr. Bob as Chair of the Board at the conclusion of the Annual Meeting. Mr. Bob is an experienced energy executive with nine years of experience on our Board. His biography can be found on page 14.
In addition, in accordance with the Board retirement policy, James M. Trimble has not been nominated for re-election and will retire from the Board effective as of the date of the Annual Meeting.
In light of the impending retirements of Mr. Flury and Mr. Trimble, who have contributed meaningful industry expertise to the Company, the Board made the decision to nominate an additional seasoned oil and gas executive to the Board. Following a thorough review and interview process, the Board is nominating James E. Craddock in this Proxy Statement for election to a full three-year term by the shareholders, and his biography can be found on page 15.
Effective Board Development
Board Refreshment. Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. As a reflection of this philosophy:

5/9 directors have tenures of five or fewer years(1)	8/9 directors are independent(1)
(1)As of March 2, 2023
Board Evaluations. The Nominating and ESG Committee (the “N&ESG Committee”), in consultation with the Chair of the Board, annually conducts a performance review of the Board and its committees. This annual evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the committees and their leadership, Board and committee composition, and Board and management interactions. In addition, these regular evaluations inform the Board’s decisions on the re-nomination of existing directors for additional terms of service on the Board. The evaluation process includes individual feedback for each Board member. On a regular basis, including twice in the past four years, the Board engages a third-party facilitator to conduct a full board evaluation and review relative to best practices in support of its continuous improvement objectives.
10      CALLON PETROLEUM

PROPOSAL 1
Director Orientation & Education. Callon sponsors an ongoing director education program that assists Board members in fulfilling their responsibilities. Training commences with an orientation program when a new director joins the Board. New directors are provided with comprehensive in-person briefings on all aspects of the Company and are invited to meet with representatives from each organizational discipline. For any directors who are new to the energy industry, we also host an introductory field tour and provide tuition for an energy industry overview course offered by well-regarded third-party experts.
Ongoing education is provided through written materials, presentations in Board meetings, and training outside the boardroom. We regularly invite outside speakers to present to our Board on matters of strategic importance including developments in the energy industry, macroeconomic trends, and corporate governance best practices. In addition, members of our management team provide regular updates to the Board on industry trends, pertinent legal and regulatory developments, financial markets, and evolving risks to our business. All Callon directors are members of the National Association of Corporate Directors and are provided an annual training allowance to pursue relevant director education programs.
Retirement Policy. The Board believes that, regardless of age, experienced individuals may make a substantial contribution to the Company. However, the Board has adopted a retirement policy for independent directors. Under the policy, an independent director must retire in conjunction with the annual meeting of shareholders prior to his or her 75th birthday, except in special circumstances upon the request of a majority of the Board (not including the subject director). In accordance with the retirement policy, James M. Trimble has not been nominated for re-election and will retire from the Board effective as of the date of the Annual Meeting.
Process for Selecting Directors
Director Identification and Selection
Criteria. The N&ESG Committee has established guidelines for considering nominations to the Board. The N&ESG Committee evaluates nominees based on the potential contributions of such nominee’s background and skills to corporate strategy, governance and creating sustainable value for shareholders as well as towards achieving the goal of a well-rounded, diverse Board that functions collegially as a unit. While not an exhaustive list, key criteria include:
•Relevant industry knowledge and experience;
•Complementary mix of backgrounds and experience in areas including business operations, finance, accounting, ESG, technology, human capital, and strategy;
•Personal qualities of leadership, character, judgment and personal and professional integrity and high ethical standards;
•Ability to exercise independent and informed business judgment;
•Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at meetings;
•Diversity, including differences in expertise, viewpoints, background, education, gender, race or ethnicity, age, and other individual qualifications and attributes;
•The ability to work with other members of the Board, the Chief Executive Officer (the "CEO"), and senior officers of the Company in a constructive and collaborative fashion to achieve the Company’s goals and implement its strategy; and
•In the case of an incumbent director, such director’s past performance on the Board.
The N&ESG Committee and the Board may also consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The N&ESG Committee’s goal is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience to perform its strategy and oversight roles satisfactorily for our shareholders. In making its determinations, the N&ESG Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the active, objective, and constructive participation in meetings and the strategic decision-making processes.
Diversity. Our Corporate Governance Guidelines set forth our policy with respect to Board diversity. We are committed to building a diverse Board comprised of individuals from different backgrounds, including differences in expertise, viewpoints, education, gender, race or ethnicity, age, and other individual qualifications and attributes. To accomplish this, the N&ESG Committee requires that search firms engaged by the Company seek to present a robust selection of women and racially or ethnically diverse candidates in all prospective director candidate pools.
Nominating Process. In making its nominations, the N&ESG Committee identifies nominees by first evaluating the current members of the Board willing to continue their service and any potential need to expand the Board to include additional
2023 PROXY STATEMENT      11

PROPOSAL 1
expertise and prepare for succession. Current members with a record of quality contribution to the Board whose experience contributes to a complementary mix of backgrounds that enhance the Board are renominated. When vacancies become available, the N&ESG Committee may seek input from industry experts or engage third-party search firms to help source particular areas of expertise or backgrounds.
Voting Standard
Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. This standard means the nominees for available directorships who receive the highest number of affirmative votes of the shares present, in person or by proxy, and entitled to vote, are elected. However, as described below, Callon has an additional requirement in uncontested director elections. We believe that this requirement ensures accountability and the opportunity for a positive mandate from the Company’s shareholders.
Our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” than votes “for” in an uncontested election (i.e., an election in which the number of nominees for election does not exceed the number of directors to be elected) is required to promptly tender his or her resignation for consideration by the N&ESG Committee and Board. Such resignation will only be effective upon Board acceptance of such resignation after receiving the recommendation of the N&ESG Committee. The N&ESG Committee will consider any factors it deems relevant to the best interests of the Company and our shareholders in determining whether to accept the director’s resignation. The Board will consider the recommendation, make a determination as to whether to accept or reject such director’s resignation, and notify the director concerned of its decision as well as publicly disclose the Board's decision within 120 days following certification of the shareholder vote. Full details of this policy are set forth in our Corporate Governance Guidelines.
If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect upon the outcome of the vote on this proposal. All shares of common stock represented by proxies will be voted “FOR” the election of the director nominees, except where authority to vote in the election of directors has been withheld. Should the nominees become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of substitute nominees designated by the Board, or the Board may choose to reduce the number of members of the Board to be elected at the Annual Meeting in order to eliminate the vacancy. Your proxy cannot be otherwise voted for a person who is not named in this Proxy Statement as a candidate for director or for a greater number of persons than the number of director nominees named. The Board has no reason to believe that the nominees will be unable or unwilling to serve if elected.

The Board recommends a vote FOR each of the three Class II director nominees.

12      CALLON PETROLEUM

PROPOSAL 1
Composition of the Proposed Board
The following table provides information with respect to the skills and experience of the proposed Board of Directors, assuming the election of the three Class II director nominees who are standing for election at the Annual Meeting.

Name	Frances Aldrich Sevilla-Sacasa	Matthew R. Bob	James E. Craddock	Barbara J. Faulkenberry	Joseph C. Gatto, Jr.	Anthony J. Nocchiero	Mary Shafer-Malicki	Steven A. Webster
Age (on March 2, 2023)	67	65	64	62	52	71	62	71
Tenure (on March 2, 2023)	4	9	N/A	5	5	12	2	4
Gender Diversity	●			●			●
Racial/Ethnic Diversity	●
CEO/President Experience	●	●	●		●		●	●
Senior Executive Leadership	●	●	●	●	●	●	●	●
Outside Public Boards (current)	●		●	●				●
Outside Public Boards (prior)	●		●			●	●	●
E&P Industry Experience		●	●		●	●	●	●
Energy (Other than E&P) Industry Experience		●			●	●	●	●
Financial Expert(1)	●					●
Financial Literacy(1)	●	●	●	●	●	●	●	●
Financial Oversight/Accounting	●			●	●	●		●
Petroleum and Other Engineering			●			●	●
Geologist or Geophysicist		●
Government/Public Policy/Regulatory				●
HES Experience/Environmental				●			●
Strategic Advising	●	●	●	●	●	●	●	●
Investment Banking	●				●
Supply Chain				●			●
Technology/IT/Cybersecurity				●		●
(1)As such term is used in the NYSE Listed Company Manual.
2023 PROXY STATEMENT      13

PROPOSAL 1
Directors Nominated for Election
The Board currently consists of nine directors. Consistent with our certificate of incorporation, the current Board is divided into three classes designated as Class I, Class II, and Class III, each with staggered, three-year terms. Based on the recommendations from the N&ESG Committee, the Board has nominated three Class II Directors, Matthew R. Bob, James E. Craddock, and Anthony J. Nocchiero, to stand for election or, in each case, until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.
The following biographies reflect the particular experience, qualifications, attributes, and skills that led the Board to conclude that each nominee should stand for election to serve on the Board:
Class II Directors

Experience
•Founder and managing member (1994 – present), MB Exploration, LLC, a privately held company that provides advisory services for exploration, development, and minerals
•President (2014 – 2022), Eagle Oil & Gas Co., a privately held, independent oil and gas E&P company
•President, Hall Phoenix Energy LLC, a privately held, independent oil and gas exploration company
•Chief Geophysicist, Pitts Oil Company, an independent oil and gas E&P company
•Began his career at Union Oil Company of California where he held various geological positions

Matthew R. Bob Chair-elect of the Board Age: 65 Independent Director since 2014 Committees: •Compensation (Chair) •Operations & Reserves
Other Boards •Former Independent Director, Southcross Energy Partners LLC, a natural gas processing and transportation company with operations in South Texas (2020 – 2022)
Qualifications and Expertise Provided to our Board
•Extensive executive and operational experience with U.S. onshore oil and gas companies, including oversight of E&P operations in Texas
•Deep knowledge and demonstrated subsurface technical expertise applicable to the E&P industry
•Experience as an organizational leader that has prepared him well for his role as Chair elect
•Service on the board of another company that has provided him exposure to different segments of the energy industry as well as governance insights
•Registered Geoscientist
•National Association of Corporate Directors Board Certified

Education & Professional Affiliations
•B.A. in Geology, St. Louis University
•M.S. in Geology, Memphis University
•Completed the Executive Management Program at Harvard University
•Member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, and the Dallas Petroleum Club

14      CALLON PETROLEUM

PROPOSAL 1

Experience
•Chairman, CEO and President, Rosetta Resources Inc., an independent oil and gas company
•Senior Vice President – Drilling & Production Operations, Rosetta Resources Inc., an independent oil and gas company
•Chief Operating Officer, BPI Energy, Inc., an E&P start-up company focused on coal bed methane development
•Various technical, operational, and strategic roles, including Chief Engineer, at Burlington Resources, Inc. and its predecessor companies

Other Boards
•Independent Director, Crescent Point Energy Corp., a publicly traded oil and gas company (2019 – present)
•Independent Director, Amplify Energy Corp., a publicly traded oil and natural gas company (2023 – present)
•Former Independent Director, Civitas Resources, Inc., a publicly traded oil and gas exploration company (2021 – 2021)
•Former Independent Director, Templar Energy LLC, an independent upstream oil and gas company (2017 – 2019)
•Former Independent Director, Noble Energy Inc., a publicly traded oil and gas E&P company (2015 – 2020)
•Former Director, Rosetta Resources Inc., an independent oil and gas company, until its merger with Noble Energy Inc.

James E. Craddock Age: 64

Qualifications and Expertise Provided to our Board
•Seasoned upstream executive and director who possesses broad-based technical and operational knowledge of U.S. onshore operations with over 30 years of experience
•Wide-ranging experience in corporate strategy and oversight as a board member and executive of multiple E&P companies
•Service on the boards of other publicly traded companies that has provided him with exposure to oversight, risk assessment, and corporate governance that will bring diverse experience to the Board

Education •B.S. in Mechanical Engineering, Texas A&M University
2023 PROXY STATEMENT      15

PROPOSAL 1

Experience
•Senior Vice President and Chief Financial Officer, CF Industries, Inc., a publicly traded manufacturer in global agricultural and industrial markets
•Vice President and Chief Financial Officer, Merisant Worldwide Inc., a privately held company specializing in the selling and distribution of food additives
•Chief Financial Officer, BP Chemicals, a global chemical business
•Various financial and management positions at Amoco Corporation, including service as Amoco’s Vice President and Controller

Other Boards
•Former Director, Terra Nitrogen LP, a manufacturer in agricultural and industrial markets
•Former Director, Keytrade AG, a global fertilizer trading organization
•Former Director, Vysis Corporation, a provider of genomic disease management products and related customer and technical services
•Former Director, Chicagoland Chamber of Commerce, a non-profit organization
•Member, National Council of the McKelvey School of Engineering advising the Dean of Engineering at Washington University in St. Louis

Anthony J. Nocchiero Age: 71 Independent Director since 2011 Committees: •Audit •N&ESG

Qualifications and Expertise Provided to our Board
•Broad knowledge of the finance, energy, and commodities industries and extensive experience with finance and M&A related transactions
•Status as a “financial expert” and knowledge of public company financial reporting regulations, compliance requirements, audit functions and internal controls contribute valuable expertise to the Board and Audit Committee
•Professional experience in risk identification and mitigation that are additive to the Board’s risk assessment capabilities
•Service on the boards of other companies has provided him exposure to different industries and approaches to governance that further enhances the Board's oversight function

Education •B.S. in Chemical Engineering, Washington University in St. Louis •M.B.A. in Finance, Northwestern University
16      CALLON PETROLEUM

PROPOSAL 1
Directors Continuing in Office
Biographical information, including age as of the Record Date, for our directors continuing in office is set forth below. These individuals' terms are ongoing so they are not standing for re-election at this time:
Class I Directors

Experience
•Chief Executive Officer, BP Angola, a subsidiary of BP focused on offshore E&P activities
•Chief Operating Officer, BP Angola, a subsidiary of BP focused on offshore E&P activities
• Director General, BP Vietnam, a subsidiary of BP focused on offshore E&P activities and onshore processing and power generation
• Various operational, engineering, and management positions at BP and Amoco Corporation

Other Boards
•Former Independent Director and Board Chair, QEP Resources, Inc., publicly traded oil and gas E&P company (2017 – 2021)
•Former Independent Director, Wood Plc, a Scotland-based engineering, operations and maintenance services provider for the oil & gas, infrastructure and power generation markets (2012 – 2021)
•Former Independent Director, McDermott International Inc., publicly traded EPC company, including when it filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas in January 2020 (2011 – 2020)
•Director and Chair, University of Wyoming Foundation, a foundation with the mission of securing resources and delivering stewardship of funding for the university (2016 – present)
•Member, Industry Advisory Board for Chemical Engineering Department at the University of Wyoming (2010 – present)
•Member, Strategic Advisory Counsel to the Dean of Engineering at Oklahoma State University (2021 – present)
•Former Independent Director, Ausenco Limited, an Australian-based engineering services company

Mary Shafer-Malicki Age: 62 Independent Director since 2022 Committees: •Operations & Reserves (Chair) •Audit

Qualifications and Expertise Provided to our Board
•Over 25 years of operations, engineering, and management experience across the energy value chain positions her to advise on complex issues of strategy and execution
•Deep technical expertise developed through her professional career and academic engagements make her well-suited for oversight of the Company’s reserves process
•Service on the boards of other publicly traded companies, including in leadership roles, has provided her exposure to a wide range of strategic decision making and approaches to corporate governance that enhances the Board’s deliberations
•Experience with safety, environmental and regulatory matters contributes to the Board’s oversight function

Education
•B.S. in Chemical Engineering, Oklahoma State University
•Completed the Executive Education Program at University of Cambridge
•Completed the New Global Business Environment Executive Program at Harvard University

2023 PROXY STATEMENT      17

PROPOSAL 1

Experience
•Managing Partner (2005 – present), of AEC Partners and its predecessor Avista Capital Partners, which are private equity firms engaged in venture capital and investment activities in energy and other industries
•Co-founder (1993 – 2019), Carrizo Oil & Gas, Inc., a publicly traded oil and gas company that merged with Callon Petroleum Company in 2019
•Chair, Global Energy Partners, an affiliate of DLJ Merchant Banking and CSFB Private Equity
•CEO and President, R&B Falcon Corporation, an offshore drilling contractor and successor to Falcon Drilling Company, a drilling company that he founded
•Founder or seed investor in numerous other private and public companies, including Grey Wolf, Inc. (a land drilling rig contractor), Hercules Offshore, Inc. (an offshore drilling rig contractor), and Crown Resources Corporation (a precious metals exploration company)

Steven A. Webster Age: 71 Independent Director since 2019 Committees: •N&ESG •Operations & Reserves
Other Boards
•Independent Director, Camden Property Trust, a publicly traded real estate investment trust (2011 – present)
•Independent Director, Oceaneering International, Inc., a subsea engineering and applied technology company (2015 – present)
•Former Independent Director and Board Chair, Carrizo Oil & Gas, Inc., a publicly traded oil and gas company that merged with Callon Petroleum Company in 2019 (1993 – 2019)
•Former Independent Director, Era Group Inc., a global manufacturing company (2013 – 2020)
•Former Independent Director and Board Chair, Basic Energy Services, Inc., a privately held well services contractor
•Former Independent Director and Board Chair, Solitario Zinc Corp., a gold, silver, platinum-palladium, and base metal exploration company
•Former Independent Director, Brigham Exploration Company, an oil and gas company

Qualifications and Expertise Provided to our Board
•Distinctive investment experience in energy and other industries that brings valuable insight to the Company’s investment decisions and financial strategies
•Over 30 years of board, executive, and investor experience with a large number of publicly and privately held companies in energy and energy-related fields
•Extensive entrepreneurial and executive leadership experience in founding and managing multiple companies brings a unique perspective to the Board in strategic, value-based decision making, oversight and risk assessment
•Exceptionally deep board experience, including board chair of multiple companies has provided him exposure to strategic decision making and approaches to governance that brings diversity of experience to the Board

Education •B.S. in Industrial Management, Purdue University •M.B.A., Harvard University (Baker Scholar) •Honorary Doctorate in Management, Purdue University
18      CALLON PETROLEUM

PROPOSAL 1
Class III Directors

Experience
•Chief Executive Officer, Banco Itaú International, a global bank
•Executive Advisor to the Dean, School of Business, University of Miami, a private university
•Interim Dean, School of Business, University of Miami, a private university
•President, US Trust Company, Bank of America Private Wealth Management, a trust company focusing on investment management, wealth structuring, and credit and lending services
•President and CEO, US Trust Company, a trust company focusing on investment management, wealth structuring, and credit and lending services
•Various operational and management positions at Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business

Frances Aldrich Sevilla-Sacasa Age: 67 Independent Director since 2019 Committees: •Audit (Chair) •Compensation
Other Boards
•Independent Director, Camden Property Trust, a publicly traded real estate investment trust (2011 – present)
•Independent Director, Delaware Funds by Macquarie, a full service asset manager (2011 – present)
•Former Independent Director, New Senior Investment Group, a publicly traded real estate investment trust (2021 – 2021)
•Former Independent Director and Board Chair, Carrizo Oil and Gas, Inc., a publicly traded oil and gas company that merged with Callon Petroleum Company in 2019 (2018 – 2019)
•Member, Florida chapter of National Association of Corporate Directors (2022 – present)

Qualifications and Expertise Provided to our Board
•Deep investment management company and private banking experience brings strong financial acumen to the Board’s financial and investment decisions and supports alignment with the priorities of Company shareholders
•Her designation as a “financial expert” and knowledge of public company reporting requirements make her well-suited to lead the Company’s Audit Committee
•Experience in C-suite and other senior executive roles brings valuable strategic and leadership insights to the Board
•Considerable service on the boards of other companies, including in multiple committee leadership roles, has provided her with meaningful corporate governance experience
•Board Leadership Fellow of National Association of Corporate Directors

Education •B.A., University of Miami •M.B.A., Thunderbird School of Global Management

2023 PROXY STATEMENT      19

PROPOSAL 1

Experience
•Major General (2-stars), United States Air Force (1986 - 2018), the air service branch of the United States Armed Forces
•Progressive posts and rankings over a 32-year career with the U.S. Air Force, which culminated in her being in the top 150 leaders of a 320,000-person global organization
• Her last assignment was as Vice Commander (COO) and interim Commander (CEO) of a 37,000-person organization conducting all global Department of Defense air cargo, passenger, and medical patient movements with 1,100 military aircraft plus contracted commercial aircraft

Other Boards
•Independent Director, Target Hospitality Corp., a national provider of vertically integrated modular accommodations and hospitality services (2021 - present)
•Former Independent Director, USA Truck Inc., a publicly traded provider of trucking services (2016 - 2022)
•Advisory Director, Momentum Aerospace Group (2014 – 2018), an aerial intelligence, surveillance, and reconnaissance company

Barbara J. Faulkenberry Age: 62 Independent Director since 2018 Committees: •Compensation •N&ESG
Qualifications and Expertise Provided to our Board
•Specialized substantive knowledge in cybersecurity deployment and management, including earning the Carnegie Mellon/NACD CERT Certificate in Cybersecurity Oversight, which are areas of increasing focus for the Company and the Board
•Broad leadership experience and uniquely valuable global perspective gained during her U.S. Air Force career, which supports and aligns with the Board’s strategic planning role and risk oversight function
•Deep supply chain management and logistics knowledge stemming from commanding global mobilization and logistics efforts
•Career experience in leadership development and succession planning
•Service on the boards of other publicly traded companies, including leadership roles, has provided her exposure to different industries and approaches to governance that further enhances the Board
•National Association of Corporate Directors Board Certified

Education
•B.S. in Operations Research, United States Air Force Academy
•M.B.A., Georgia College & State University
•Master of National Security, National Defense University
•Completed strategic leadership courses at Harvard University, University of Cambridge, and Syracuse University

20      CALLON PETROLEUM

PROPOSAL 1

Experience
•President and Chief Executive Officer (2017 - present), Callon Petroleum Company
•President and Chief Financial Officer, Callon Petroleum Company
•Chief Financial Officer and Treasurer, Callon Petroleum Company
•Senior Vice President, Corporate Finance, Callon Petroleum Company
•Managing Director, Head of Structuring and Execution, Merrill Lynch Commodities, focusing on energy investment banking
•Founder, MarchWire Capital, LLC, a financial advisory and strategic consulting firm
•Managing Director, Barclays Investment Bank, focusing on natural resources investment banking
•Managing Director, Merrill Lynch & Co., focusing on energy investment banking

Joseph C. Gatto, Jr. President and Chief Executive Officer Age: 52 Director since 2018
Qualifications and Expertise Provided to our Board
•With over two decades of experience as an energy executive and investment banker, Mr. Gatto brings valuable insights to the Board for setting and executing Company strategy in a dynamic industry
•Knowledge and experience with the key operational and commercial drivers of the upstream industry provide the Board with invaluable insights to guide their direction of the business and affairs of our Company
•His financial and investment expertise, as well as ongoing engagement with industry leaders and investors, contribute to the Board’s evaluation of strategies and decisions that will attract capital and align with investor priorities
•Widely recognized as industry leader, his engagement in U.S. energy policy matters brings valuable insights to Board discussions on strategic planning and execution

Education •B.S. in Finance/Real Estate, Cornell University •M.B.A. in Strategy/Finance, The Wharton School of the University of Pennsylvania
2023 PROXY STATEMENT      21

PROPOSAL 1
Retiring Directors
Biographical information, including age as of the Record Date, for Messrs. L. Richard Flury and James M. Trimble, who are retiring from the Board effective as of the date of the Annual Meeting. Callon is grateful for Messrs. Flury and Trimble and their many contributions to the strategy, culture, and success of the Company. The entire Callon team wishes them well in their future endeavors.

Experience
•Chief Executive Officer, Gas, Power and Renewables, BP plc, a global producer of oil and gas
•Executive Vice President, Amoco Corporation, a global producer of oil and gas, prior to its merger with BP
• Various operational and management positions at Amoco Corporation, including Chief Executive for Worldwide Exploration and Production

Other Boards
•Former Independent Director, McDermott International Inc., a publicly traded engineering, procurement and construction company, including when it filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas in January 2020 (2018 - 2020)
•Former Independent Director and Non-executive Board Chair, Chicago Bridge and Iron Company, N.V., a publicly traded engineering, procurement and construction company, until it merged into McDermott International in 2018 (2003 - 2018)
•Former Independent Director, QEP Resources, an independent oil and gas E&P company, and spin-off of Questar
•Former Independent Director, Questar Corporation, an independent oil and gas E&P company

L. Richard Flury
Chair of the Board
Age: 75
Independent Director since 2004
Committees:
•Audit (non-voting member)
•Compensation (non-voting member)
•N&ESG (non-voting member)
•Operations & Reserves (non-voting member)

Qualifications and Expertise Provided to our Board
•Over 30 years of operations and management experience in in all aspects of the energy value chain, both domestically and internationally
•Comprehensive executive, strategic, and operational experience in the energy industry, with perspective and insight from numerous disciplines within the industry
•Deep knowledge of the energy industry and years of executive and management experience provide him with valuable insights into the strategic issues affecting companies in the oil and gas industry that are helpful to the Company and Board
•Service on the boards of other publicly traded companies has provided him exposure to different industries and approaches to governance that further enhances the Board

Education •B.S. in Honors Physics, University of Victoria

"It has been a great honor to serve Callon during a period of extraordinary growth and change for our Company and our industry. I am confident that now is the right time to transition the role of Chair as Callon is well positioned with a strong board and management team to continue pursuing strategies to drive shareholder value."
L. Richard Flury
22      CALLON PETROLEUM

PROPOSAL 1

Experience
•Chief Executive Officer and President, Interim (2017 - 2018), Stone Energy Corporation, an independent oil and natural gas E&P company
•Chief Executive Officer and President , PDC Energy, Inc., an independent oil and natural gas E&P company, including when each of the twelve partnerships for which the company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division in July 2016
•Managing Director, Grand Gulf Energy Limited, an Australian listed company focusing on pure-play helium exploration
•Chief Executive Officer and President, Grand Gulf Energy Company LLC., the U.S. subsidiary of Grand Gulf Energy Limited
•Chief Executive Officer, TexCal Energy LLC, a global oil and gas exploration company and successor to Tri-Union Development
•Chief Executive Officer, Elysium Energy, a privately held oil and gas exploration company
•Senior Vice President of Exploration and Production, Cabot Oil and Gas, a publicly traded oil and gas exploration company

James M. Trimble Age: 74 Independent Director since 2014 Committees: •N&ESG (Chair) •Operations & Reserves
Other Boards
•Independent Director, Civitas Resources, Inc., a publicly traded oil and gas exploration company and successor to Crestone Peak Resources (2021 - present)
•Independent Director, Eagle Energy Resources, LLC, a privately held oil and gas company (2021 - present)
•Former Independent Director and Board Chair, Crestone Peak Resources, LLC, a privately held oil and gas exploration company (2016 - 2021)
•Former Independent Director, Talos Energy Inc., an independent oil and gas E&P company and successor to Stone Energy Corporation (2018 – 2021)
•Former Independent Director, Stone Energy Corporation, an independent oil and natural gas E&P company (2017 - 2018)
•Former Independent Director, C&J Energy Services, Inc., a hydraulic fracturing company, including when it filed for bankruptcy in the court of the Southern District of Texas, Houston Division in July 2016
•Former Independent Director, PDC Energy, Inc., an independent oil and natural gas E&P company, including when each of the twelve partnerships for which the company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division in July 2016
•Former Independent Director, Seisgen Exploration LLC, a privately held geophysical oil services company
•Former Independent Director, Grand Gulf Energy Ltd., an Australian listed company focusing on pure-play helium exploration
•Former Independent Director, Blue Dolphin Energy Company, a publicly traded petroleum refining and marketing company

Qualifications and Expertise Provided to our Board
•Over 45 years of comprehensive executive, strategic, and operational experience in the energy industry, with perspective and insight from numerous levels of the industry structure
•Deep knowledge of the energy industry and years of executive and management experience provide him with valuable insights into the strategic issues affecting companies in the oil and gas industry that are helpful to the Company and Board
•Service on the boards of other publicly traded companies has provided him exposure to different industries and approaches to governance that we believe further enhances the Board
•Registered Professional Engineer in the State of Texas

Education •B.S. in Petroleum Engineering, Mississippi State University
2023 PROXY STATEMENT      23

PROPOSAL 1
Director Independence
To minimize potential conflicts, it is a policy of the Board that a majority of the Board be independent. In accordance with the standards for companies listed on the New York Stock Exchange (the "NYSE") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"), as well as our Corporate Governance Guidelines, the Board considers a director to be independent if it has affirmatively determined that the director has no material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board revisits the independence of each director on an annual basis and makes independence determinations when a newly appointed director joins the Board between annual meetings. The Board reviewed the independence of its directors and nominees in accordance with the standards described above and affirmatively determined that each of the directors (other than Mr. Gatto) and nominees is independent.
Corporate Governance Principles & Transparency
The Board believes that sound corporate governance practices and policies provide an important framework to assist in fulfilling its duty to shareholders. The framework for our corporate governance can be found in our governance documents, which include:
•Corporate Governance Guidelines;
•Code of Business Conduct and Ethics;
•Charters for the Audit, Compensation, N&ESG, and Operations & Reserves Committees; and
•Human Rights Policy.
In keeping with sound corporate governance practices, each of these documents is reviewed annually and is available on our website www.callon.com under the “About Callon - Governance” menu. Shareholders may obtain a printed copy, free of charge, by sending a written request to our Corporate Secretary at our principal executive office located at 2000 W. Sam Houston Parkway S., Suite 2000, Houston, Texas 77042. Any amendments to these documents are promptly posted on our website.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code”) sets forth the policies and expectations for Callon’s officers, employees and directors as well as consultants, representatives, agents, and contractors while acting on Callon’s behalf. The Code addresses a number of topics including conflicts of interest, compliance with laws, insider trading, prohibitions on discrimination and harassment, workplace safety and protection of the environment, and fair disclosure. In addition, the Code explicitly prohibits directors, officers and employees from engaging in hedging transactions in Callon stock. It also states that no corporate funds may be used for political contributions.
The Code meets the NYSE’s requirements for a code of business conduct and ethics and also includes a code of ethics applicable to our senior financial officers consistent with the requirements of the SEC. We intend to satisfy the disclosure requirements regarding any amendment to, or any waiver of, a provision of the Code by promptly posting such information on our website. Concerns about potential violations of the Code can be anonymously reported to our ethics helpline by calling 1-844-471-7637 or accessing the following website: callon.ethicspoint.com.
Environmental, Social and Governance
Callon’s mission is to build trust, create value and drive sustainable growth responsibly for our investors, our employees and the communities in which we operate. Consistent with this mission, the Board oversees the Company’s ESG programs with a focus on long-term, sustainable investments in our operations, team member development, and protecting the environment in the best interests of all of our stakeholders. The Board regularly addresses the Company’s efforts to continuously improve outcomes regarding workplace safety, environmental impact, team member diversity and workforce development. The Board is also committed to effective and sustainable corporate governance, which we believe strengthens Board and management accountability, promotes the long-term interests of our shareholders, and helps build public trust in the Company.
24      CALLON PETROLEUM

PROPOSAL 1
Communication with Directors
Shareholders or other interested parties who wish to communicate with the full Board, independent directors as a group, or individual directors, may do so by sending a letter in care of the Corporate Secretary to our principal executive office located at 2000 West Sam Houston Parkway South, Suite 2000, Houston, Texas 77042. Our Corporate Secretary has the authority to discard any solicitations, job inquiries, advertisements, surveys or other inappropriate communications, but will forward any other mail to the named director or group of directors. Our Corporate Secretary will forward approved mail addressed to the full Board to the Chair of the Board who, if appropriate, will share the item with the full Board.
Board Structure and Responsibilities
Governance Highlights
We are committed to effective and sustainable corporate governance, which we believe strengthens Board and management accountability, promotes the long-term interests of our shareholders, and helps build public trust in the Company. We adhere to our core values and governance principles to ensure that we operate our business responsibly, ethically, and in a manner aligned with the interests of our shareholders. Highlights of our commitment to strong corporate governance include the following:
•Eight of our nine directors are independent. Joseph C. Gatto, Jr., our President and CEO, is the only non‑independent member of the Board;
•All Board committees are comprised entirely of independent directors;
•An independent, non-executive director serves as the Company’s Chair of the Board;
•The Company encourages a paced refreshment of the Board. Five of the nine directors have joined within the last five years;
•The Board includes a balance of experience, tenure, and qualifications in areas important to our business;
•We have an over-boarding policy in place for directors;
•The Board conducts regular executive sessions with our independent directors;
•We regularly refresh our governance documents;
•The Board and its committees conduct annual self-evaluations;
•We have adopted stringent insider trading, anti-hedging, and anti-pledging policies;
•We engage in active shareholder engagement practices;
•The Board oversees environmental, social and governance practices;
•The Board oversees succession planning for the CEO and other executive officer positions;
•We engage an independent executive compensation consultant that reports directly to the Compensation Committee;
•The Company adopted annual say-on-pay voting;
•The Compensation Committee has implemented significant director and executive officer stock ownership guidelines;
•We do not have employment agreements with any executive officers;
•We have double-trigger change in control provisions in our severance agreements and equity awards;
•We do not have a poison pill (shareholder rights plan); and
•We promote annual director education and are an NACD Corporate Board member.
General Information
The Board is responsible for determining the ultimate direction of our business strategy, overseeing our governance policies and culture and promoting the long-term interests of the Company. The Board possesses and exercises oversight authority over our business but, subject to our governing documents and applicable law, delegates day-to-day management of the Company to our CEO and senior management. The Board generally fulfills its responsibilities through regular meetings to review significant developments affecting the Company and to act on matters requiring Board approval. Between regularly scheduled meetings, the Board may also hold special meetings, execute written consents, and participate in video or telephonic conference calls when an important matter requires Board action. During 2022, the Board met formally nine times. All of our directors attended at least 75% of Board and committee meetings either in person or virtually during the time he or she served on the Board or committees. In addition, to promote open discussion, the non-employee directors meet in executive session without management regularly. L. Richard Flury, the Chair of the Board, was selected to preside over all executive sessions during 2022.
2023 PROXY STATEMENT      25

PROPOSAL 1
It is Callon's policy that, to the extent possible, all directors attend our Annual Meetings of Shareholders. Each then-current member of the Board attended Callon's 2022 Annual Meeting of Shareholders.
The Board, in consultation with the N&ESG Committee, has determined that a classified board structure continues to be appropriate for us, particularly in an industry where a long-term strategic planning outlook is critical for the successful development of oil and natural gas resources through commodity price cycles. Our future success depends in significant part on the in-depth knowledge of our business and operations by our directors. We believe that a classified board, with responsible refreshment, promotes stability, continuity and experience among our directors, which is essential to developing and implementing long-term strategies, while resisting the pressure to focus on short-term results at the expense of enhancing long-term value and success.
Board Leadership Structure
One of the Board’s key responsibilities is determining the appropriate leadership structure for the Board, which helps ensure its effective and independent oversight of management on behalf of our shareholders. The Board believes that there is no one generally accepted approach to providing board leadership and given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. Accordingly, the Board has no policy mandating the separation or combination of the roles of Chair of the Board and CEO, but periodically discusses and considers the structure as circumstances change. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs.

Our Board Leadership Structure

Separate roles for the CEO and for the Chairman

Joseph C. Gatto, Jr.
Chief Executive Officer

L. Richard Flury
Chair of the Board

The role of our Chair is to oversee and ensure Board effectiveness. As Chair, Mr. Flury has the following responsibilities:

- Establishes Board meeting agendas and ensures critical issues are included.
- Chairs meetings of the Board and the Annual Meeting of Shareholders.
- Attends all Committee meetings as a non-voting member.
- Regularly consults with and advises the CEO on strategy and execution.
- Ensures that the flow of information provided to the Board is timely, complete, and accurate.
- Communicates with all directors on key issues and concerns outside of Board meetings.
- Assists the Board and executive officers in assuring compliance with and implementation of our governance principles.

With a board currently comprised of nine directors[(1)], of whom eight of nine are independent

(1)As of March 2, 2023
Currently, the Board has separated the roles of CEO and Chair of the Board and appointed independent director Mr. Flury as Chair of the Board and Mr. Gatto as CEO. In light of Mr. Flury’s impending retirement, the Board has named independent director Matthew Bob as Chair-elect.
26      CALLON PETROLEUM

PROPOSAL 1
Areas of Board Oversight
Board Risk Oversight
As an independent oil and gas company, we face a number of risks. The Board, as a whole and through its committees, generally oversees risk management and our long-term strategic direction, ensuring that risks undertaken by the Company are consistent with the Board’s risk tolerance. The Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitate this oversight function. Our executive officers regularly attend the Board meetings and are available to address any questions or concerns raised by the Board related to risk management and any other matters. Other members of our management team periodically attend Board meetings or are otherwise available to confer with the Board to the extent their expertise is required to address risk management matters. The information flow and communication throughout the year between the Board and senior management regarding long-term strategic planning and short-term operational reporting includes matters of material risk inherent in our business of developing oil and natural gas assets. The Board realizes, however, that it is not possible or prudent to eliminate all risk and that appropriate risk-taking is essential in order to achieve our near and longer-term objectives.
While the Board is ultimately responsible for risk oversight, the Board exercises additional risk oversight responsibilities through its committees, which are comprised solely of independent directors. Each such committee has primary risk oversight responsibility with respect to matters within the scope of its duties as contemplated by its charter and as described below.
Standing Committees of the Board of Directors
The Board has four standing committees, each of which is comprised entirely of independent directors. Each committee, discussed below in greater detail, has a written charter that establishes the responsibilities and scope of the committee and its Chair. Each committee charter was reviewed in 2022 and revised as deemed necessary by the Board.

BOARD OF DIRECTORS

The Audit Committee, among other duties, is charged with overseeing financial reporting, accounting integrity, and material risk exposures.
The N&ESG Committee focuses on issues relating to corporate governance, ESG matters, and Board and Committee composition. This Committee also assists the Board in fulfilling its oversight responsibilities with respect to succession planning for our directors and executive officers.

The Compensation Committee oversees the Company's compensation programs and reviews the potential risks that may result from our compensation policies to ensure they do not encourage unnecessary or excessive risk taking by management.
The Operations & Reserves Committee oversees the operations of the Company and the integrity of our reserve estimation reporting process.

2023 PROXY STATEMENT      27

PROPOSAL 1
Committees of the Board
The following table provides the composition of the Committees of the Board as of March 2, 2023.

Callon Committees
Name and Independence	Audit	Compensation	N&ESG	Operations & Reserves
Class I Directors (term expires in 2025)
Mary Shafer-Malicki Independent	○			●
Steven A. Webster Independent			○	○
Class II Directors (term expires in 2023)
Matthew R. Bob Independent		●		○
Anthony J. Nocchiero Independent	○		○
James M. Trimble(a) Independent			●	○
Class III Directors (term expires in 2024)
Frances Aldrich Sevilla-Sacasa Independent	●	○
Barbara J. Faulkenberry Independent		○	○
L. Richard Flury(a) Independent Chair of the Board	☐	☐	☐	☐
Joseph C. Gatto, Jr. President and Chief Executive Officer
● Chair ○ Member ☐ Non-Voting Member
(a)    Messrs. Flury and Trimble are retiring from the Board effective as of the date of the Annual Meeting.
28      CALLON PETROLEUM

PROPOSAL 1

Audit Committee Frances Aldrich Sevilla-Sacasa (Chair and Financial Expert) Anthony J. Nocchiero (Financial Expert) Mary Shafer-Malicki L. Richard Flury (non-voting member)
PURPOSE
The principal function of the Audit Committee is to assist the Board in overseeing the areas of financial reporting, accounting integrity, compliance, and risk management.
MEETINGS IN 2022
Seven meetings; all members attended at least 75% of Audit Committee meetings during the time he or she served on the Audit Committee.

RESPONSIBILITIES
Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:
•Overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;
•Overseeing our compliance with legal and regulatory requirements;
•Selecting and hiring (subject to ratification by our shareholders) the independent public accounting firm;
•Overseeing the qualifications, independence and performance of the independent auditor;
•Overseeing the effectiveness and performance of our internal audit function, internal accounting controls, disclosure controls and procedures, internal control over financial reporting and the internal auditors;
•Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters, including the confidential, anonymous submission of concerns regarding such matters;
•Assessing matters related to risk, risk controls and compliance, including oversight of Callon's hedging policy;
•Producing the Audit Committee Report for inclusion in our annual proxy statement;
•Reviewing and approving related party transactions; and
•Performing such other functions the Board may assign to the Audit Committee from time to time, which currently includes overseeing matters related to cybersecurity and the security of information technology systems, including management’s plans, programs and policies designed to mitigate cybersecurity risks and third party reports on the information technology control environment.
The Audit Committee oversees our accounting and auditing procedures and financial reporting practices and is responsible for the engagement of and oversight of all audit work conducted by our independent registered public accounting firm. The Audit Committee conducts an annual evaluation of the firm’s independence and performance based on factors such as technical aptitude, responsiveness, and value for service, and provides feedback to firm leadership. The Audit Committee also oversees the periodic rotation of the lead audit partner from our independent registered public accounting firm, as required by SEC rules, and is directly involved in the selection of such partner.
The Audit Committee meets at least quarterly with our executive and financial management teams, internal auditor and our independent registered public accounting firm to review our financial information and internal controls systems. The independent registered public accounting firm reports directly to the Audit Committee and, if requested, meets with the Audit Committee in executive session without management representatives present. The Audit Committee has the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary.
The Audit Committee oversees the fee structure of the independent registered public accounting firm and is required to pre-approve all audit, audit-related and tax services provided by the firm exceeding $50,000. The Audit Committee approved all of the fees described in Proposal 4.
Relationship with Independent Registered Public Accounting Firm
Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Grant Thornton LLP has served as our independent registered public accounting firm since 2016.
INDEPENDENCE
The Board has determined that all members meet the independence requirements of the SEC and NYSE rules and the financial literacy requirements of the NYSE. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies.
2023 PROXY STATEMENT      29

PROPOSAL 1

Compensation Committee Matthew R. Bob (Chair) Frances Aldrich Sevilla-Sacasa Barbara J. Faulkenberry L. Richard Flury (non-voting member)
PURPOSE
The purpose of the Compensation Committee is to establish our compensation programs and oversee the alignment of our compensation with our business strategies.
MEETINGS IN 2022
Six meetings; all members attended at least 75% of Compensation Committee meetings.

RESPONSIBILITIES
Pursuant to its charter, the Compensation Committee’s duties include the responsibility to assist the Board in:
•Evaluating the performance of and establishing the compensation of the CEO;
•Establishing, with input from the CEO, the compensation for our other executive officers;
•Establishing and reviewing our overall executive compensation philosophy and approving changes to our compensation program;
•Reviewing incentive compensation arrangements to confirm that executive compensation does not encourage unnecessary risk taking;
•Administering our long-term incentive plans;
•Reviewing and approving the CD&A for inclusion in our annual proxy statement;
•Reviewing and recommending to the Board compensation for non-employee directors;
•Retaining and overseeing compensation consultants, including the independence of the consultants;
•Reviewing and approving performance criteria and results for bonus and performance-based compensation awards for executive officers and approving awards to those officers; and
•Performing such other functions as the Board may assign to the Compensation Committee from time to time.
The Compensation Committee retains the services of an independent compensation consultant to assist in the annual review of market and industry data to assess our competitive position with respect to each element of total compensation and to assist with the attraction and retention of, and appropriate reward to, our CEO and other executive officers. Pursuant to applicable SEC and NYSE rules, the Compensation Committee has determined that no conflicts of interest exist or have existed related to the Compensation Committee’s engagement of FW Cook.
INDEPENDENCE
Consistent with the listing requirements of the NYSE, the Compensation Committee is composed entirely of independent members of the Board, as each member meets the independence requirements set by the NYSE and applicable federal securities laws.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Frances Aldrich Sevilla-Sacasa, Matthew R. Bob, Barbara J. Faulkenberry, Anthony J. Nocchiero and James M. Trimble served on the Company’s Compensation Committee at various times during fiscal year 2022, with L. Richard Flury attending meetings as a non-voting member. No member of our Compensation Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a Callon Board member is an executive officer.
30      CALLON PETROLEUM

PROPOSAL 1

Nominating & ESG Committee James M. Trimble (Chair) Barbara J. Faulkenberry Anthony J. Nocchiero Steven A. Webster L. Richard Flury (non-voting member)
PURPOSE
The purpose of the N&ESG Committee is to oversee ESG matters; identify and recommend qualified candidates to the Board; assess director, Board and committee effectiveness; develop and implement our Corporate Governance Guidelines; oversee succession planning for the Board and executive officers; and otherwise take a leadership role in shaping the corporate governance of the Company.
MEETINGS IN 2022
Seven meetings; all members attended at least 75% of N&ESG Committee meetings.

RESPONSIBILITIES
Pursuant to its charter, the N&ESG Committee’s duties include the responsibility to assist the Board in:
•Overseeing ESG policies, performance and disclosure, as well as developing recommendations for the Board on emerging issues related to our industry;
•Evaluating criteria for Board membership and identifying individuals qualified to become Board members, recommending nominees for election at the next annual meeting of shareholders, reviewing the suitability for continued service as a director of each Board member, and leading the search for qualified candidates to fill any Board vacancies;
•Assessing the size and composition of the Board and its committees and recommending to the Board the members and chair for each Board committee;
•Overseeing the development of succession and plans for the Board including overall Board and Committee composition and leadership;
•Advising the Board and making recommendations regarding appropriate corporate governance practices and assisting the Board in implementing those practices, including periodically reviewing the adequacy of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the various Board committee charters, and making recommendations for changes thereto to the Board;
•Overseeing the annual self-evaluation of the performance of the Board and its committees;
•Overseeing and approving plans for management continuity and succession;
•Recommending to the Board a successor to the CEO when a vacancy occurs;
•Reviewing directorships in other public companies held by or offered to our directors or executive officers;
•Overseeing continuing education for the Board; and
•Performing other such functions as the Board may assign to the N&ESG Committee from time to time.
INDEPENDENCE
Each member of the N&ESG Committee meets the independence requirements of the NYSE and applicable federal securities laws.
2023 PROXY STATEMENT      31

PROPOSAL 1

Operations & Reserves Committee Mary Shafer-Malicki (Chair) Matthew R. Bob James M. Trimble Steven A. Webster L. Richard Flury (non-voting member)
PURPOSE
The purpose of the Operations & Reserves Committee is to assist the Board in its oversight of the Company's operations and its oversight of the integrity of the determination of our oil and natural gas reserve estimates.
MEETINGS IN 2022
Five meetings; all members attended at least 75% of Operations & Reserves Committee meetings during the time he or she served on the Operations & Reserves Committee.

RESPONSIBILITIES
The Operations & Reserves Committee was created to oversee the responsibilities of the Board relating to operations and reserves, including:
•Overseeing the Board’s participation in the review of Callon's performance related to production and development operations, including safety and environmental performance;
•Supporting our management in driving continuous operational improvement and excellence;
•Reviewing and monitoring long-term resource development strategy and associated activity plans;
•Overseeing our reserve engineering reports and reserve engineering firm, including: (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineering firm, and (iii) the performance of our independent reserve engineering firm; and
•Performing other such functions as the Board may assign to the Operations & Reserves Committee from time to time.
INDEPENDENCE
Each member of the Operations & Reserves Committee meets the independence requirements of the NYSE and applicable federal securities laws.
32      CALLON PETROLEUM

PROPOSAL 1
Director Compensation
The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In determining director compensation, we consider the responsibilities of our directors, the significant amount of time the directors spend fulfilling their duties, and the competitive market for skilled directors.
Annually, the Compensation Committee directly engages an independent compensation consultant to conduct an analysis of director compensation and recommend any adjustments to the total annual compensation of the non-employee directors. The consultant evaluates competitive market data, utilizing the same industry peer group used for executive compensation market data (see page 50).
For 2022, the Compensation Committee, with input from its compensation consultant FW Cook, recommended an increase to the RSU grant value to return the total director compensation package to pre-COVID levels and align with the industry peer group. The Compensation Committee also recommended that all other aspects of the non-employee director compensation remain consistent with 2021, including chair fees.
Upon recommendation from the Compensation Committee, for 2022, the Board approved an increase to the RSU grant value while retaining all other components of the director compensation packages consistent with 2021 amounts:

Fee Type	2021 Compensation	2022 Compensation
Board Member Cash Retainer	$95,000	$95,000
Restricted Stock Unit ("RSU") Grant Value	$120,000	$150,000
Total Director Compensation	$215,000	$245,000
Chairmen Fees
Non-Executive Chair	$120,000	$120,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$20,000	$20,000
N&ESG Committee Chair	$20,000	$20,000
Operations & Reserves Committee Chair	$20,000	$20,000
Our director compensation program generally consists of cash retainers and an annual grant of RSUs awarded under the 2020 Omnibus Incentive Plan (the "2020 Plan"). The RSU grants are awarded to match competitive practices and encourage long-term alignment with shareholders. Grants are made using the 20-day average closing stock price of Callon’s stock. The RSUs vest on the first anniversary following the grant date, or on the date of the Company’s subsequent Annual Meeting, whichever occurs first.
Each non-employee director is reimbursed for reasonable out-of-pocket costs incurred to attend Board and committee meetings and for director education. If a member of the Board is an officer or other employee of the Company, he or she does not receive compensation for his or her service as a director.
Non-employee directors have the opportunity to make an annual election to defer some or all of their cash retainer or annual stock award pursuant to the terms of a deferred compensation plan for non-employee directors (the "Deferred Compensation Plan") until separation from service as a director. All deferrals under the plan are credited as phantom stock units of Callon common stock.
Callon's non-employee directors are subject to stock ownership guidelines of five times the annual cash retainer of $95,000. As of December 31, 2022, all non-employee directors were in compliance with the stock ownership policy, either through meeting the ownership requirement or by being within the transition period. For more information on the stock ownership guidelines, see page 51.
2023 PROXY STATEMENT      33

PROPOSAL 1
The table below indicates the total compensation earned during 2022 for each non-employee director. In addition to his role as a director, Mr. Gatto also serves as the Company's President and CEO. His compensation is disclosed in the Summary Compensation Table.
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2022

Director	Fees Earned or Paid in Cash(a)		Stock Awards(b)		All Other Compensation	Total
Frances Aldrich Sevilla-Sacasa	$115,000	(f)	$157,485	(d)	$—	$272,485
Matthew R. Bob	$115,000	(e)	$157,485		$—	$272,485
Barbara J. Faulkenberry	$95,000	(c)	$157,485		$—	$252,485
Michael L. Finch(g)	$115,000	(f)	$157,485		$—	$272,485
L. Richard Flury	$215,000	(h)	$157,485		$—	$372,485
Larry D. McVay(i)	$—		$—		$—	$—
Anthony J. Nocchiero	$95,000	(c)	$157,485		$—	$252,485
Mary Shafer-Malicki	$162,500	(j)	$215,272	(k)	$—	$377,772
James M. Trimble	$115,000	(l)	$157,485		$—	$272,485
Steven A. Webster	$95,000	(c)	$157,485		$—	$252,485
(a)Does not include reimbursement of expenses associated with attending Board and committee meetings and for board education.
(b)Amounts calculated utilizing the provisions of FASB ASC Topic 718. These amounts utilize a grant date fair value of $51.55 per share for the awards. With the exception of Mr. Finch as discussed in FN(g) below, the aggregate number of RSU awards outstanding as of December 31, 2022 for each director is 3,055, which RSUs are scheduled to vest on the earlier of either (i) May 25, 2023, or (ii) the date of the Company's 2023 Annual Meeting of Shareholders.
(c)Represents annual retainer of $95,000.
(d)Ms. Aldrich Sevilla-Sacasa elected to have her equity award deferred pursuant to the terms of the Deferred Compensation Plan.
(e)Represents annual retainer of $95,000 and an additional $20,000 for acting as Chair of the Compensation Committee.
(f)Represents annual retainer of $95,000 and an additional $20,000 for acting as Chair of the Audit Committee.
(g)Mr. Finch resigned from the Board effective as of November 3, 2022, and his outstanding RSUs vested immediately thereafter.
(h)Represents annual retainer of $95,000 and an additional $120,000 for acting as the non-executive Chair of the Board.
(i)Mr. McVay retired from the Board effective as of the date of the 2022 Annual Meeting. Mr. McVay previously elected to have certain historical equity award deferred pursuant to the terms of the Deferred Compensation Plan. Upon Mr. McVay's retirement such deferred awards were paid in cash.
(j)Represents a partial year retainer issued upon Ms. Shafer-Malicki's appointment to the Board in January 2022 of $47,500, an annual retainer of $95,000, and an additional $20,000 for acting as Chair of the Operations & Reserves Committee.
(k)Ms. Shafer-Malicki elected to have her equity award deferred pursuant to the terms of the Deferred Compensation Plan. In addition to the shares referenced in FN(b) above, this amount also represents a pro-rata award of 1,223 RSUs granted to Ms. Shafer-Malicki upon her appointment to the Board in January 2022, utilizing a grant date fair value of $47.25 per share for the award.
(l)Represents annual retainer of $95,000 and an additional $20,000 for acting as Chair of the N&ESG Committee.
34      CALLON PETROLEUM

EXECUTIVE OFFICERS
Executive Officer Biographies

Joseph C. Gatto, Jr.

President, Chief Executive Officer and Director
Joseph C. Gatto, Jr. has served the Company as Chief Executive Officer since May 2017 and as a Director since May 2018. Mr. Gatto joined the Company in April 2012 as Senior Vice President, Corporate Finance, with responsibility for our capital markets and strategic planning functions, in addition to investor relations activities. Effective March 31, 2014, Mr. Gatto was appointed Chief Financial Officer and Treasurer of the Company and in August 2016 was promoted to President while retaining the roles of Chief Financial Officer and Treasurer. In May 2017, he was promoted to Chief Executive Officer while retaining the role as President. Mr. Gatto was elected as a member of the Board of Directors in May 2018. Prior to joining Callon, Mr. Gatto was a Managing Director in the energy investment banking groups of Merrill Lynch & Co. and Barclays Capital from July 1997 until February 2009, with involvement in all phases of M&A and capital raising transactions for his clients. In February 2009, he founded MarchWire Capital, LLC, a financial advisory and strategic consulting firm, and subsequently served as Head of Structuring and Execution with Merrill Lynch Commodities, Inc. from January 2010 until November 2011. Mr. Gatto currently serves on the board of directors for the American Production & Exploration Council and the Independent Petroleum Association of America and as a member of the Contemporary Arts Museum Houston Board of Trustees. Mr. Gatto graduated from Cornell University with a B.S. degree and The Wharton School of the University of Pennsylvania with an M.B.A.

Kevin Haggard

Senior Vice President and Chief Financial Officer
Kevin Haggard has served the Company as Senior Vice President and Chief Financial Officer since May 2021. Prior to joining Callon, Mr. Haggard was Vice President and Treasurer of Noble Energy, Inc., an independent oil and natural gas E&P company, from 2016 to 2020, where he directed the company's global corporate finance and treasury operations. Before joining Noble Energy, Mr. Haggard served as Vice President, Finance and Treasurer of Trinity River Energy and held the same position at HighMount Exploration & Production. Prior to those roles, he served as Chief Financial Officer of SunCap Financial and as an investment banker with Credit Suisse. Mr. Haggard has more than 20 years of leadership experience across energy and finance. He currently serves on the Board of Kids Meals, Inc. Mr. Haggard holds a Master of Management from the Kellogg School of Management at Northwestern University and a Bachelor of Science in Business Administration from Georgetown University.

2023 PROXY STATEMENT      35

EXECUTIVE OFFICERS

Jeffrey S. Balmer

Senior Vice President and Chief Operating Officer
Dr. Jeffrey S. Balmer has served the Company as Senior Vice President and Chief Operating Officer since November 2018. Dr. Balmer has over 30 years of operations and subsurface leadership experience in the energy industry. Prior to joining Callon in November 2018, his most recent role was Vice President and General Manager, Southern Operating Area, for Encana Corporation, with responsibility for all of Encana’s upstream operations in the Permian Basin from 2015 to 2018. After joining Encana in 2008, he held various leadership roles including Vice President and General Manager, Western Operating Area, managing operations in the Eagle Ford, DJ, San Juan, Piceance and Wind River Basins, and Vice President, Emerging Plays. Prior to joining Encana, Dr. Balmer served in a variety of technical and operations leadership roles, including positions with ConocoPhillips, Burlington Resources and ExxonMobil Corporation. Dr. Balmer is a member of the board of directors of the Permian Basin Petroleum Association. He holds B.S. and Ph.D. degrees in Petroleum Engineering, in addition to an M.S. in Environmental and Planning Engineering, from Missouri University of Science and Technology (formerly University of Missouri – Rolla).

Michol L. Ecklund

Senior Vice President, General Counsel and Corporate Secretary
Michol L. Ecklund has served the Company as Senior Vice President, General Counsel and Corporate Secretary since February 2019 and as Vice President, General Counsel and Corporate Secretary from November 2017 to February 2019. She has responsibility for legal, human resources, sustainability and other administrative functions for the Company. Prior to joining Callon, Ms. Ecklund was Deputy General Counsel for Operations & Commercial Law at Marathon Oil Company, an independent E&P company, where she oversaw the legal team for global operations and acquisitions and divestitures as well as corporate communications. During her 15 years at Marathon Oil, Ms. Ecklund served in progressive positions within and outside the Law Organization including compliance, litigation, human resources, investor relations, corporate communications and tax. Prior to Marathon Oil, she practiced law at Baker Botts LLP in Houston. Ms. Ecklund currently serves as a member of the Rice University Board of Trustees and as a director for YES Prep Public Schools and Houston’s Collaborative for Children. Ms. Ecklund received a B.A. degree from Rice University and a J.D. degree from Harvard Law School.

Gregory F. Conaway

Vice President and Chief Accounting Officer
Gregory F. Conaway has served the Company as Vice President and Chief Accounting Officer since he joined Callon in December 2019 when Carrizo merged with the Company. Prior to joining Callon, Mr. Conaway served as Vice President and Chief Accounting Officer of Carrizo from 2014 to December 2019, as Controller of Financial Reporting from 2012 to 2014 and Assistant Controller from 2011 to 2012. Prior to that, Mr. Conaway worked for Ernst & Young, holding positions of increasing responsibility, including senior manager. Mr. Conaway began his career with Arthur Andersen in 1998. Mr. Conaway is a member of the American Institute of CPAs and the Texas Society of CPAs, and is treasurer of Faith West Academy Athletic Booster Club. Mr. Conaway is a CPA and holds an M.B.A. and a B.B.A. in Accounting from Angelo State University.

36      CALLON PETROLEUM

Proposal 2 Approve, on an Advisory Basis, the Compensation of the Company’s NEOs
The Board recommends a vote FOR the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement.
•  Provides performance-based and market-aligned pay opportunities that are intended to foster alignment, engagement, and retention of key talent to drive Company performance and long-term shareholder value.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the related rules of the SEC, we are including in this Proxy Statement a separate proposal, which gives our shareholders the opportunity to approve the compensation of our NEOs by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”) on an annual basis. While the Board and the Compensation Committee intend to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
The Board recognizes that executive compensation is an important matter for our shareholders. The Compensation Committee is tasked with the implementation of our executive compensation philosophy and, as described in detail in the CD&A below, the design of our executive compensation programs. Our executive compensation program is designed to attract, motivate and retain a qualified executive management team and to appropriately reward our executive officers for their contributions to the achievement of our short-term and long-term business goals and the creation and enhancement of shareholder value.
As described in the CD&A, we believe our compensation program is effective, appropriate and aligned with the long-term interests of our shareholders and that the total compensation package provided to the NEOs is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A for a full description of our leading-edge executive compensation program. Further, in determining whether to approve this proposal, we believe that shareholders should also consider the following:
•Performance-based compensation. Our executive compensation program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. By design, a significant portion of our NEO compensation is performance-based, with variable pay comprising 86% of compensation opportunity for our CEO. Please review the CD&A for more information on how our 2022 compensation was linked to Company performance.
•Pay practices reflect individual and market factors. The Compensation Committee considers the skills, experience and performance of each of our NEOs as well as competitive market data in setting annual compensation opportunities and directs our independent compensation consultant to provide peer group market data which serves as one of the considerations of compensation decisions.
•“Double-trigger” severance agreements with fixed term. Change in control severance compensation agreements ("CIC Agreements") with our executive officers require an actual or constructive termination of employment before benefits are paid following any change in control.
•Stock ownership guidelines. Each of the NEOs has been granted equity to provide the officer a stake in our long-term success. The purpose of the ownership requirement is to further our goal of increasing shareholder value by aligning the interests of our NEOs with those of our long-term shareholders.
•Clawback policy. The Compensation Committee maintains a comprehensive clawback policy (the "Clawback Policy") that establishes conditions under which the Committee may recoup previously-paid compensation in event of error, misconduct, or certain other circumstances.
•Hedging policy. Our directors and executive officers are prohibited from entering into transactions in puts, calls and other derivative securities with respect to our securities and from engaging in short sales of our securities. We believe these activities are often perceived as involving insider trading and may focus the holder’s attention on our short-term performance rather than our long-term objectives.
In light of the above and as more fully described in the CD&A, we believe that the compensation of our NEOs for 2022 was appropriate and reasonable and that our compensation programs and practices are sound and in the best interests of the Company and our shareholders. We therefore respectfully request that shareholders vote on the following resolution:
“RESOLVED, that the compensation paid to Callon’s NEOs, as disclosed in Callon’s 2023 Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures) is hereby approved.”
2023 PROXY STATEMENT      37

PROPOSAL 2
The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and our compensation-related policies and practices as described in this Proxy Statement. As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Company, the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. The outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements. For a review of the results of the previous year's vote, which reflects overwhelming validation from our shareholders of our pay philosophy and approach, please see the “Role of Annual Say-on-Pay Advisory Vote” on page 42.
Notwithstanding the advisory nature of this vote, the foregoing resolution will be deemed approved with the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions will have the effect of a vote cast against the proposal. Broker non-votes will not be counted as shares having voting power, and so will have no effect upon the outcome of the vote.

The Board recommends a vote FOR the compensation paid to the Company’s named executive officers.

38      CALLON PETROLEUM

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Callon Driving Sustainable Value with Strong Execution and Financial Outcomes
Creation of Long-Term Value
During 2022, the Board and management team drove new company records in profitability and cash flow as we continued to execute on Callon's strategy of sustained value creation through disciplined reinvestment in its quality, oil-weighted asset base with a “life of field” co-development model. Our success is reflected in our strong financial performance in 2022:

Adjusted Free Cash Flow (in $ millions)	Adjusted EBITDA (in $ millions)

Rapid Deleveraging	PV-10 Value of Proved Reserves

>70% REDUCTION IN LEVERAGE RATIO[1]
4.5x
4.1x
3.5x
2.3x
2.0x
1.7x
1.5x
1.3x
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
HISTORICAL LEVERAGE RATIO

1.Leverage ratio is calculated as net debt / LTM adjusted EBITDA as defined in our credit facility	1.SEC trailing twelve-month oil price used to calculate the PV-10 at year-end
Note: See Appendix A for a reconciliation of the non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted EBITDA, and PV-10.
2023 PROXY STATEMENT      39

EXECUTIVE COMPENSATION
Other Key Highlights
•Returns-Driven Strategy: Deployment of a differentiated “Life of Field” co-development model to achieve three consecutive years of free cash flow growth and increases in adjusted EBITDA per BOE.
•High-Return Asset Portfolio: Assembled more than 10 years of economic inventory at <$60/Bbl in premier oil basins in Texas.
•Rapid Debt Reduction: Over the past two years, reduced leverage by 70% and total debt by over $700 million, eliminated our second lien notes, and extended our average debt term maturity to over five years.
•Asset Integration: Successfully integrated recently-acquired Delaware South assets, achieving asset-level production growth of 11% and a reduction in LOE per BOE of 20%(1).
•Record Safety Performance: Achieved our lowest recordable incident rate on record in 2022.
•Commitment to ESG: On track to achieve our peer-leading goal to reduce GHG intensity by 50% by 2024 compared to 2019.
•Focus on Diversity and Inclusion: Steadily increased workforce racial and ethnic diversity to 41% and gender diversity to 22%, including the hiring of two female officers in 2022.
(1)Changes reflect 4Q 2022 performance over 4Q 2021 performance.
Executive Compensation Program Supports our Sustainable Business Model
Our executive pay programs reward execution of the Company’s strategy for creating a sustainable business model in the energy industry and addressing investor priorities over time. Key aspects of our executive pay program include:
•An annual bonus framework that incentivizes financial performance and ESG initiatives, and excludes traditional operational metrics;
•A long-term incentive (“LTI”) program that maintains a 60% weighting on performance-based LTI and manages equity dilution by employing cash performance units tied to free cash flow, return on capital employed (“ROCE”) performance, and GHG reduction targets;
•Incentives that are directly aligned with shareholder outcomes by granting restricted stock units (“RSUs”) and incorporating relative TSR performance in the annual bonus program; and
•Incorporating ESG performance in both the annual bonus and LTI programs.
Our program aligns with key investor priorities for the energy industry by rewarding for the delivery of strong balance sheets, free cash flow generation, returns and ESG performance. It balances near-term incentives linked to each of these investor priorities with long-term incentives to drive sustainable shareholder value creation. The balance across the mix of time horizons and incentive vehicles within the 2022 program is illustrated in the table below, and the specific incentive opportunities and metrics for each component are described in more detail in the sections that follow.
40      CALLON PETROLEUM

EXECUTIVE COMPENSATION

	Annual Cash Bonus Incentive (One year performance)	LTIP (Three year performance)	Sustainability Implications (linkage of short-term program to long-term goals and incentives to drive sustainability)

Debt Reduction	Net Debt / EBITDA(1)		Financial strength for durability through commodity price cycles

Cash Flow	Total Corporate Cash Margin	Free Cash Flow (performance unit metric)	Revenue and cost management to support near-term cash flow; prudent capital allocation and reinvestment rate decisions to drive sustainable free cash flow over time

Returns	Cash Return on Capital Invested (“CROCI”)	ROCE (performance unit metric)	Transition from cash-based returns excluding DD&A (CROCI) to more earnings / profitability-based metric (ROCE) over time

Stock Performance	TSR vs XOP(2) peers	Restricted Stock Units	Imperative to compete for investor mindshare in an industry with varying capital deployment

ESG	Flaring/Safety/ GHG Emissions	Long-term GHG emission reductions	Our license to operate and sustain investor, stakeholder and employee support in the near and long-term
(1)     Net Debt to EBITDA is calculated as the sum of total long-term debt less unrestricted cash and cash equivalents divided by EBITDA, as defined by the Company’s credit facility. See Appendix A for a reconciliation of non-GAAP financial measures.
(2)    Relative TSR performance will be determined relative to the companies in the S&P Oil & Gas Exploration & Production Select Industry Index (“XOP”) at the beginning of the year.
Strong Compensation Governance
We believe our compensation program incorporates many sound practices, including the following:

What We Do	What We Don’t Do

• Substantial focus on performance-based pay
• Strong alignment with shareholder priorities through significant weighting on long-term incentives
• Review of peer group market data when establishing compensation
• Robust stock ownership guidelines for our NEOs and directors
• Clawback Policy applies in the event of error, fraud or misconduct
• Double-trigger change in control severance for both cash severance and equity vesting
• NO hedging or pledging of our stock • NO employment agreements • NO excessive benefits or perquisites • NO single trigger change in control benefits

2023 PROXY STATEMENT      41

EXECUTIVE COMPENSATION
Role of Annual Say-on-Pay Advisory Vote

We have historically received strong support from our shareholders for our executive compensation practices. In the advisory vote held at the Company's 2022 Annual Meeting of Shareholders, approximately 95% of the votes cast were in favor of our 2021 executive compensation programs. The Committee acknowledged the support received from our shareholders and viewed the results as an affirmation of our executive compensation policies and programs. The Committee will continue to review shareholder votes and feedback on our executive compensation programs to ensure alignment with shareholder interests.
Approximately 95% of the votes were cast in favor of our 2021 executive compensation programs
Executive Compensation Philosophy
Our executive compensation program is designed to achieve the following objectives:
•Emphasize pay for performance, in which Company and individual performance against preset goals are inherently linked to the amount realized by a NEO;
•Attract and retain a qualified and motivated management team by offering industry competitive opportunities and providing the majority of NEO compensation in the form of long-term incentives that vest over a three-year period;
•Incentivize NEOs and appropriately reward them for their contributions to the achievement of our key short-term and long-term strategic objectives with variable compensation; and
•Align the compensation of our NEOs with the interests of our long-term shareholders by providing 60% of the LTI mix in the form of performance-based incentives and 40% in the form of RSUs.
Executive Pay Program and Decisions
2022 Named Executive Officers
Our named executive officers (“NEOs”) include the individuals who served as the Company's Chief Executive Officer or Chief Financial Officer during 2022, and the three other most highly compensated executive officers who were serving in such capacity at the end of 2022.

NEO	Age	Title
Joseph C. Gatto, Jr.	52	President, Chief Executive Officer and Director
Kevin Haggard	52	Senior Vice President and Chief Financial Officer
Jeffrey S. Balmer	58	Senior Vice President and Chief Operating Officer
Michol L. Ecklund	48	Senior Vice President, General Counsel and Corporate Secretary
Gregory F. Conaway	47	Vice President and Chief Accounting Officer
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EXECUTIVE COMPENSATION
2022 Incentive Compensation Program Supports Go-Forward Business Objectives
Our executive pay program is heavily weighted to incentive-based compensation linked to financial and ESG performance for the NEOs, including Mr. Gatto as follows:
Base Salaries
We provide our employees, including the NEOs, with an annual base salary that is reflective of individual skills, experience and expertise to compensate them for their service throughout the year. The Committee evaluates our NEOs’ salaries and other components of their compensation to ensure that the NEOs’ total compensation is competitive relative to market practices, reflective of the executive’s performance and value to the Company, and consistent with the Committee’s compensation philosophy. In early 2022, the Committee established base salaries for each of the NEOs as set forth in the table below with the input of the independent compensation consultant.

NEO	2021 Base Salary	2022 Base Salary
Joseph C. Gatto, Jr.	$865,000	$908,250
Kevin Haggard	$450,000	$485,000
Jeffrey S. Balmer	$510,000	$535,000
Michol L. Ecklund	$430,000	$455,000
Gregory F. Conaway	$310,000	$325,000
Performance-Based Annual Cash Bonus Incentive
Each year, the Committee establishes an annual incentive bonus program that is designed to align NEO compensation with the annual business plan and strategic priorities for the year. When establishing the annual bonus program for 2022, the Committee approved the following annual incentive bonus opportunities for the NEOs. With input from the independent compensation consultant, the Committee increased Mr. Gatto’s target bonus opportunity in consideration of competitive market data and his leadership of the Company.

NEO	2021 Target Bonus Opportunity (% of Base Salary)	2022 Target Bonus Opportunity (% of Base Salary)
Joseph C. Gatto, Jr.	115%	125%
Kevin Haggard	90%	90%
Jeffrey S. Balmer	95%	95%
Michol L. Ecklund	90%	90%
Gregory F. Conaway	75%	75%
Actual bonus awards under the program can range from 0 - 200% of target based on the achievement of pre-established performance metrics as described below.
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EXECUTIVE COMPENSATION
2022 Annual Bonus Metrics
The Committee seeks to directly align executive compensation opportunities with investor and Company priorities for financial and ESG performance to support long-term value creation for shareholders. To achieve these objectives, the Committee established a 2022 annual bonus program that would:
•Focus on pay-for-performance by maintaining 80% weighting on quantitative metrics;
•Prioritize financial results by tying 65% of the program to financial metrics and excluding traditional operational metrics from the program;
•Align incentive payouts with the shareholder experience by including a relative TSR comparison to the companies within the XOP energy index; and
•Support our sustainability objectives by including a quantitative ESG category (weighted 15%) and aligning with long-term ESG objectives within the qualitative component of the program.

	Objective	Description	Weighting
Quantitative Objectives - Financial (65%)	Net Debt/EBITDA(i)	Measure of our ability to cover our debt, which is impacted by cash flow, and ensures focus on a strong balance sheet	20%
	Cash Return on Capital Invested(ii)	Measure of total corporate returns on capital	20%
	Total Corporate Cash Margin(iii)	Measure of annual cash generation that captures all critical elements of revenue generation and expense control initiatives	15%
	TSR vs. XOP Peers	Measure of competitiveness of shareholder return relative to competing investor alternatives	10%
Quantitative Objectives - ESG (15%)	Environmental - Flaring Intensity (volumes flared / gas produced)	Measure of one component of GHG emissions that represents potential lost revenue due to flaring	5%
	Environmental - GHG Intensity (mtCO2e/MBOE)	Progress on GHG emissions intensity reduction goals a measured by year-end exit rate	5%
	Safety(iv)	Measure of rate of occurrence and severity of injuries without our workforce	5%
Qualitative Objectives (20%)	Other key organizational mandates	Measure of our success relative to key objectives tied to diversity and development initiatives, emissions monitoring, long-term strategy and scenario planning, digital transformation, successful efforts conversion, and management of unforeseen industry events	20%
(i)    Net Debt to EBITDA is calculated as the sum of total long-term debt less unrestricted cash and cash equivalents divided by EBITDA, as defined by the Company’s credit facility. See Appendix A for a reconciliation of non-GAAP financial measures.
(ii)    Cash Return on Invested Capital is defined as Adjusted EBITDA / (average total debt + average shareholders’ equity).
(iii)    Total Corporate Cash Margin is adjusted free cash flow plus operational capital expenditures divided by annual production.
(iv)    Includes measures related to total reportable incident rates, zero level 4 or 5 severe injury incidents, potential serious incident and fatality events, and tier 1 process safety events.
For the financial elements of the program, the Committee selected metrics to align with evolving investor priorities for the energy industry including strong balance sheets, capital discipline, and positive free cash flow, all of which support a pathway to potential returns of capital. In addition, the Committee incorporated a relative total shareholder return metric that compared the Company’s stock price performance for the year to those of representative companies across the energy value chain as represented in the XOP index.
To establish the threshold, target and maximum goals for each metric at the beginning of the year, the Committee sought to align the goals with publicly stated guidance for the year and then considered sensitivities for key performance variables and for commodity prices (based on probabilistic commodity price scenarios for the year based on the NYMEX options market), to arrive at a range of potential outcomes. In each instance, the Committee adopted an expanded upside range to align maximum goals with “stretch” performance.
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EXECUTIVE COMPENSATION
2022 Performance Results
After the close of the 2022 calendar year, the Committee assessed the Company’s and the NEOs’ annual performance overall and relative to the frameworks established for the annual incentive compensation program. As summarized in the table below, 2022 results exceeded target for most of the quantitative financial and ESG metrics.

Quantitative Objective	Weighting	Threshold	Target	Max	Actual Results 12/31/2022	Performance Factor	Funding Level
Net Debt/Adjusted EBITDA(i)	20%	1.75x	1.5x	1.1x	1.34x	141%	28%
Cash Return on Cash Invested(ii)	20%	29%	32%	38%	33.8%	129%	26%
Total Corporate Cash Margin(iii)	15%	$32.00	$34.70	$40.00	$38.48	171%	26%
TSR vs. XOP	10%	P30	P50	P90	P7	0%	0%
ESG
Flaring (Mcf/Bbl)	5%	N/A	<1.55%	N/A	1.3%	150%	7%
GHG Intensity - Exit Rate (mtCO2e/MBOE)	5%	N/A	<15.0	N/A	15.0	100%	5%
Safety TRIR Zero level 4 or 5 injury incidents Potential SIFs Tier 1 process safety events	5%	N/A	<0.50 0 ≤3 ≤3	N/A	0.39 0 2 3	175%	9%
Total Quantitative	80%					126%	101%/80%
(i)    Net Debt to EBITDA is calculated as the sum of total long-term debt less unrestricted cash and cash equivalents divided by EBITDA, as defined by the Company’s credit facility. See Appendix A for a reconciliation of non-GAAP financial measures.
(ii)    Cash Return on Invested Capital is defined as Adjusted EBITDA / (average total debt + average shareholders’ equity).
(iii)    Total Corporate Cash Margin is adjusted free cash flow plus operational capital expenditures, presented on a per produced Boe basis.
(iv)    Includes measures related to total reportable incident rates, zero level 4 or 5 severe injury incidents, potential serious incident and fatality events, and tier 1 process safety events.
When determining the weighted contribution for the qualitative component of the program for 2022, the Committee considered Callon’s and management’s performance overall and relative to the qualitative performance factors set forth in the table below. The Committee determined that the management team met or exceeded expectations relative to the established qualitative goals and commended the management team's significant progress on during the year including the achievements described on pages 39 and 40.
In considering these qualitative factors and overall Company performance for 2022, the Committee elected to fund the qualitative component of the annual bonus program at 26% (above the target of 20%).
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EXECUTIVE COMPENSATION

Goals	Results
Diversity and development initiatives
•  2022 hiring initiatives increased racial/ethnic diversity to 41% and gender diversity to 22% including addition of two new female officers
•  Successfully implemented a year-long company-wide leadership development program

Emissions monitoring	• Successful pilots of fence line monitoring and emissions management technology
Long-term strategy and scenario planning	• Enhanced long-term scenario modeling to support “Life of Field” co-development strategy and return of capital framework • Ongoing evaluation of investor priorities and industry strategic landscape
Digital transformation	• Adopted multiple new technology platforms to enhance process efficiencies and data integrity • Implemented company-wide technology project management process
Management of unforeseen industry events	• Launched new initiatives to address inflation and regulatory developments • Successfully refinanced debt in rising interest rate environment
Successful efforts conversion	• Well prepared for adoption effective as of January 1, 2023
2022 Annual Incentive Compensation Payouts
Based on the Committee’s assessment of 2022 performance relative to the pre-established annual bonus programs as described above, the Committee awarded annual incentive compensation payouts of 127% of target for the NEOs. Accordingly, individual bonus payouts for 2022 were as follows:

NEO	Payout as a % of Target	2022 Annual Bonus
Joseph C. Gatto, Jr.	127%	$1,441,847
Kevin Haggard	127%	$554,355
Jeffrey S. Balmer	127%	$645,478
Michol L. Ecklund	127%	$520,065
Gregory F. Conaway	127%	$309,563
Annual Award of Long-Term Incentives
In the first quarter 2022, the Committee considered the design of the long-term incentive compensation awards for the upcoming year with the input of FW Cook. The Committee continued the core structure of the refreshed incentive design adopted in 2021, while evolving the program to link to ESG performance by incorporating long-term GHG reduction goals.
The Committee adopted a 2022 long-term incentive program that incorporated two elements:

LTI Vehicle	Weighting	Objective
Cash Performance Units (Three-year Cliff Vest)	60%	• Reward for adjusted free cash flow generation • Align with long-term Return on Capital Employed results • Tie a portion of compensation to our three-year GHG reduction targets (new for 2022)
Time-Based RSUs (Three-year Ratable Vest)	40%	• Create direct alignment with shareholder interests • Provide direct retention incentives for our executives
For the grant of LTI awards to executive officers, the Committee considers market analysis and the advice of its independent compensation consultant to determine the program design and target award amounts. For 2022, the Compensation Committee increased the target award value for the CEO by 10% and for the NEOs by 12% on average. Even with these increases, the 2022 target award values were lower than the 2020 target award values for most of the executives. The Committee provided larger
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EXECUTIVE COMPENSATION
increases in LTI target values for Mr. Haggard in recognition of his successful first year as CFO of the Company and to Mr. Conaway based on market data and the extent of his role at Callon.

NEO	2020 Target Value(a)	2021 Target Value(a)	2022 Target Value(a)
Joseph C. Gatto, Jr.	$4,697,000	$3,900,000	$4,290,000
Kevin Haggard	N/A	$1,462,500	$1,800,000
Jeffrey S. Balmer	$2,219,000	$1,941,625	$2,060,000
Michol L. Ecklund	$1,398,000	$1,223,250	$1,350,000
Gregory F. Conaway	$516,000	$477,300	$525,000
(a)    Represents the intended target value of the awards, which is different from the grant date fair value computed in accordance with FASB ASC Topic 718 as reported in the Summary Compensation Table. The methodology adopted by the Committee for awarding LTI equity awards uses the 20-day average closing price of Callon stock as of the grant date to determine the number of RSUs granted.
The target LTI values were delivered to each NEO as a grant of RSUs for 40% of the target value and grant of cash performance units ("CPUs") for 60% of the target value as described in more detail below.
RSU program
In 2022, the Committee awarded NEOs with time-based RSUs that will vest annually in one-third increments beginning on April 1, 2023, provided the NEO continues to be employed on the vesting dates. The RSUs will be settled in shares of Callon's common stock.
Cash Performance Units
In 2022, the Committee continued its use of CPUs. Each CPU has a target value of $1 and will pay out in cash within the range of 0-200% of target based on Company results relative to pre-established performance targets for the 2022-2024 calendar years.
Based on feedback from investors, we modified our 2022 CPUs to include a component tied to our three-year GHG intensity goal. The 2022 CPUs are comprised of the following two components:

CPU	Objective	Description	Measurement
Business Sustainability CPUs (70% of target CPU value)	Adjusted Free Cash Flow	Key investor priority providing a clear path to absolute debt reduction and cash return to shareholders over time	Three, one-year performance periods with the opportunity to earn between 0% and 200% of target
	GHG Intensity	Performance metric aligned with the Company’s publicly stated goal to reduce GHG intensity by 50% by 2024 (relative to 2019 performance)	Modifier, which adjusts the overall payout between 0.8 and 1.2 based on achievement of our 2024 GHG intensity target
Return CPUs (30% of target CPU value)	Return on Capital Employed	Profitability metric that allows for comparability to cost of capital and returns across sectors	Three-year average ROCE performance relative to established goals, including a threshold goal requiring three-year ROCE of at least 10%
Vesting of 2020-2022 Performance Awards
In 2020, the Committee granted performance share units (“PSUs”) to the then-executive officers covering a three-year performance period beginning in 2020 and ending in 2022. The Company’s relative and absolute TSR for the performance period compared to the peer companies defined by the Committee resulted in vesting of 18% of the target PSUs awarded per the terms of the PSU award agreement. Vested PSUs were paid 50% in cash and 50% in Company common stock.
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EXECUTIVE COMPENSATION
The table below summarizes the PSUs earned by the NEOs for the 2020-2022 performance period:

NEO	Target Number of PSUs	Percent of Target PSUs Earned	Actual Vested PSUs (Settled 50% Cash and 50% Shares)
Joseph C. Gatto, Jr.	73,200	18%	13,176
Kevin Haggard(a)	—	—	—
Jeffrey S. Balmer	34,574	18%	6,222
Michol L. Ecklund	21,780	18%	3,920
Gregory F. Conaway	8,046	18%	1,448
(a)    Mr. Haggard was not employed by the Company in January 2020 when the awards were granted.
2023 Incentive Compensation Program
In the first quarter 2023, the Committee considered the design of the incentive compensation program awards for the upcoming year with the input of FW Cook. The Committee opted to continue the core structure of the refreshed incentive design adopted in 2021, while continuing to evolve the program to incorporate the metrics that are most meaningful to our shareholders.
For the 2023 annual bonus program, the Committee adopted the same relative financial and ESG weightings as set forth on page 44 but replaced Corporate Cash Margin with Operating Cash Margin and Cash Return on Cash Invested with Capital Efficiency (calculated as Adjusted Free Cash Flow/EBITDAX) to reflect evolving investor priorities and our focus on cash flow generation and capital efficiency.
Within the long-term incentive program for 2023, the Committee continued its practice of delivering target LTI values 40% in RSUs and 60% in CPUs. The 2023 CPUs remain comprised of two components and will pay out based on results relative to pre-established performance targets for the 2023-2025 calendar years:
•“Business Sustainability” CPUs: 70% of target CPU value. Payouts will be determined by (i) our adjusted free cash flow performance over three, one-year performance periods relative to annual goals established by the Committee and (ii) an ESG modifier ranging from 0.8 to 1.2 and tied to achievement of our 2025 “base” and “stretch” goals for GHG intensity.
•“Returns” CPUs: 30% of target CPU value. Payouts will be determined by our three-year average ROCE performance relative to established goals, including a threshold goal requiring three-year ROCE of at least 10 percent.
Other Compensation
Perquisites and Other Benefits
Benefits represent a relatively small part of our overall compensation package; however, these benefits help attract and retain senior level executives. We provide benefits commonly offered in the E&P industry to all of our employees, including our NEOs, and review these benefits annually to ensure that they are competitive with industry norms. These benefits consist of:
•Group medical and dental insurance program for employees and their qualified dependents;
•Group life insurance for employees and their spouses;
•Accidental death and dismemberment coverage for employees;
•Long-term disability coverage;
•Callon's sponsored cafeteria plan; and
•401(k) employee savings and protection plan (the "401(k) plan").
We pay the full costs of these benefits, including the 401(k) plan administration, for all employees.
Under our 401(k) plan, all eligible employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. In 2022, the Company provided a matching contribution of up to 6% and a profit sharing contribution of up to 2% of the employee’s IRS eligible salary for qualified employees, including our NEOs.
Our NEOs are entitled to certain benefits that are not otherwise available to all of our employees. We provide our executive officers with use of a Company vehicle. We purchase or lease the vehicle and pay for all maintenance, repairs, insurance and fuel. The NEO is required to recognize taxable income using the IRS’s annual lease value method for personal use of the vehicle. We also reimburse our executive officers for their out-of-pocket cost of an executive physical, up to $2,500. The costs associated with these benefits for the NEOs are reported as “Other Compensation” in the Summary Compensation Table. The Committee believes these perquisites are modest, yet competitive with the perquisites provided to similarly situated industry executives.
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We do not sponsor any qualified or non-qualified defined benefit plans, or any non-qualified defined contribution plan for NEOs or other employees.
Change in Control; Severance and Retirement Arrangements; Employment Agreements
We have no employment agreements with our executive officers. In September 2022, the Committee approved the terms of the Callon Executive Change in Control Severance Plan (the “Executive CIC Plan”) that provides for certain protections upon a change in control and replaces the existing individual change in control severance agreements (“CIC Agreements”) with each of the Company’s executive officers. Also in September 2022, the Committee approved the terms of the Executive Severance Pay Plan (the “Severance Pay Plan”) that provides for certain protections upon an involuntary termination. The Committee believes that Executive CIC Plan and the Severance Pay Plan serve shareholders’ best interests by aligning executive interests with shareholders, helping ensure retention of management and diminishing potential distractions for our executive officers in the event of an involuntary termination or change in control transaction. However, the Committee believes that executives should not be unduly enriched, and all benefits under the Executive CIC Plan and Severance Pay Plan require a “double-trigger.” For a detailed description of the Executive CIC Plan and the Severance Pay Plan, please refer to page 59.
In September 2022, the Committee also approved new retirement benefits under the CPU Agreements for NEOs and other officers for the purposes of attracting and retaining top talent and incentivizing early notice of impending retirements to ensure smooth transitions. The retirement benefits, which are available at the discretion of the Committee to eligible officers who provide at least six months’ notice prior to retirement, are described on page 60.
How We Make Compensation Decisions
Role of Independent Compensation Consultant
For 2022, the Committee continued its engagement of FW Cook as its independent compensation consultant to provide information and objective advice regarding executive officer and director compensation.
The Committee makes all final decisions with respect to our executive compensation. When designing pay programs and setting compensation levels for our NEOs, the Committee considers the independent compensation consultant’s advice as one factor among many other factors discussed within this CD&A. Other factors include our overall Company performance; individual NEO performance, experience, skills and tenure with the Company; competitive market data; and industry trends.
The compensation consultant reports solely to the Committee, and the Committee determines the scope of the engagement. In an effort to ensure that our NEO compensation programs are competitive and consistent with our compensation philosophy, FW Cook assists the Committee as follows:
•Regularly attending meetings of the Committee and meeting privately in executive session with the Committee to discuss its recommendations;
•Providing recommendations on executive compensation matters to align the Committee’s actions with shareholder interests, our business strategy and pay philosophy, prevailing market practices and relevant legal and regulatory requirements;
•Periodically evaluating our peer group and providing peer company data for the Committee to use in its decision-making process, including assessment of pay and performance relative to peers;
•Providing competitive market data to consider in evaluating the competitiveness of the executive base salaries and short- and long-term incentive plans and awards;
•Reviewing data in connection with the Committee’s determination of annual cash incentive performance objectives and performance-based incentive vesting levels for completed performance periods;
•Advising on Callon’s compensation arrangements for its non-employee directors, including providing peer group data;
•Reviewing and providing feedback on our SEC filings relating to executive compensation disclosures, including our CD&A disclosures; and
•Informing the Committee about compensation trends in the industry, best practices and other general trends and developments affecting executive compensation.
The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the consultant’s performance annually.
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EXECUTIVE COMPENSATION
Pursuant to applicable SEC and NYSE rules, the Committee has determined that no conflicts of interest existed related to FW Cook’s engagement by the Committee in 2022.
Role of Management
The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each of the executives other than himself. The officer team makes recommendations to the Committee regarding potential objectives for the incentive programs and provides information to the Committee regarding the performance of the Company for the Committee’s determination of incentive compensation outcomes. The Committee makes the final determination of all elements of NEO compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.
Role of Market Data
The Committee reviews compensation of our NEOs annually. Individual compensation amounts reflect the Committee’s subjective analysis of a number of factors, including:
•The NEO’s experience, skills, contributions and tenure with Callon;
•Changes to the NEO’s position within Callon;
•Competitive market data within our peer group and industry; and
•The NEO’s roles, responsibilities and expected future contributions to Callon’s success.
On an annual basis, the Committee reviews and discusses compensation data for our CEO and other NEOs as compared with compensation data for similarly situated executive officers at peer companies recommended by the compensation consultant and approved by the Committee. The peer group is selected based on multiple factors, such as:
•Size, including enterprise value and market capitalization;
•Similar geographic footprint and operational focus;
•Comparability of asset portfolio;
•Competition for executive talent in the market; and
•Availability of compensation data.
The Committee believes the selected peer group provides a reasonable point of reference for comparing the compensation of our NEOs to others holding similar positions and having similar responsibilities. The peer group used by the Committee in evaluating the competitiveness of executive compensation and making 2022 compensation decisions consisted of the companies set forth in the following table.
The Committee does not consider data collected from any source to be prescriptive. Rather, the Committee relies upon this and similar data as reference points around which to make informed decisions about the appropriate level and form of compensation for each NEO.

2022 Compensation Peer Group
•Centennial Resource Development, Inc. •Cimarex Energy Co. •CNX Resources Corporation •Comstock Resources, Inc. •Kosmos Energy Ltd.	•Laredo Petroleum, Inc. •Matador Resources Company •Murphy Oil Corporation •PDC Energy, Inc. •Range Resources Corporation	• SM Energy Company • Southwestern Energy Company • Talos Energy Inc. • Whiting Petroleum Corporation

Practices and Policies Related to Compensation
Stock Ownership Guidelines
Consistent with its goal of driving long-term value creation for our shareholders, the Company's stock ownership guidelines require significant stock ownership by the executive officers and directors. The guidelines require the executive officers and directors to hold the following amounts of our stock:
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EXECUTIVE COMPENSATION

Executive Officers/Directors	Required Common Stock Ownership as a Multiple of Annual Base Salary / Annual Retainer
CEO	6x
Directors	5x
Other Executive Officers	2x
The Committee evaluates compliance with these guidelines on an annual basis. For purposes of the guidelines, shares owned directly and indirectly and any unvested time-based RSUs are included. Pursuant to the policy, shares granted under the Company’s incentive compensation plans are valued at the greater of the then-current trading price or the value on the date of grant.
Each executive officer and director has a transition period of five years from the date the individual becomes subject to the guidelines to attain the required investment position. If an executive officer becomes subject to a greater ownership requirement due to a promotion or an increase in salary, the executive officer will be expected to attain the higher level within three years of the change.
As of December 31, 2022, all participants were in compliance with the stock ownership policy, either through meeting the ownership requirement or by being within the transition period.
Internal Revenue Service Limitations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code") places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to each covered employee. The Committee considers the deductibility of compensation in its decision making and implements compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Insider Trading Policy
The Board maintains a comprehensive insider trading policy (the "Insider Trading Policy") for employees and directors to promote compliance with federal and state securities laws. The Insider Trading Policy prohibits certain persons who are aware of material non-public information about a company from: (i) trading in securities of that company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, the Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction from our General Counsel.
Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to Callon's securities or otherwise trading in any instrument relating to the securities' future price. This Insider Trading Policy also prevents directors and executive officers from pledging Callon common stock as collateral for loans or holding Callon securities in a margin account. The Insider Trading Policy is published as Addendum A to our Code of Business Conduct and is available at www.callon.com/about-callon/governance.
Clawback Policy
The Committee maintains the Clawback Policy, which provides the Committee the authority to recoup previously-paid compensation under the following circumstances:
•If there is a correction to previously approved performance metrics (not necessarily limited to a financial restatement), the Committee may clawback from executive officers any annual or long-term incentive compensation paid in error during the prior three years.
•If an executive officer engages in fraud or misconduct, or was grossly negligent in a supervisory role, where such action caused or could reasonably lead to material financial or reputational harm to Callon, the Committee may clawback annual and long-term incentive compensation paid in the past year from the executive officer.
The Committee believes the Clawback Policy helps protect Callon and its shareholders in the unlikely event of a restatement or potential fraud or misconduct by an executive officer. The clawback rights described above are in addition to those required under the Sarbanes-Oxley Act of 2002.
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EXECUTIVE COMPENSATION
The Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the Clawback Policy when the NYSE adopts listing standards in accordance with the final rules.
Risk Assessment Related to Our Compensation Structure
The Committee believes our compensation plans and policies are appropriately structured to encourage and reward prudent business judgment and avoid excessive risk-taking. The Committee, with the assistance of FW Cook, reviewed the compensation programs maintained by the Company during 2022 to determine whether they encouraged excessive risk taking. Upon evaluation of the assessment, the Committee concluded that our compensation policies and practices for our employees do not present risks that are reasonably likely to have a material adverse effect on the Company. The Committee’s risk review identified the following risk-mitigating features of our compensation programs:
•A balance of short-term and long-term programs to focus management on both elements of Callon’s performance;
•Annual grants of long-term incentives designed to be the largest component of each NEO’s compensation package, with typical vesting periods of three years that are based on the value of our common stock and not on any particular metric that could encourage excessive risk-taking;
•Performance criteria and targets for our annual bonus program designed to encourage performance, but not excessive risk taking, and discretion to decrease payouts if it is believed management exercised excessive risk taking;
•Performance targets measured at the corporate level, rather than at the individual or business unit level;
•A Clawback Policy that grants the Committee authority to recoup compensation due to error, fraud or other misconduct;
•Reasonable change in control severance protections; and
•Significant executive stock ownership requirements.
Compensation Committee Report
The Committee has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K promulgated under the Exchange Act, and based on such review and discussions, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement relating to the Annual Meeting.
Respectfully submitted by the Compensation Committee of the Board of Directors,
Matthew R. Bob, Chair
Frances Aldrich Sevilla-Sacasa
Barbara J. Faulkenberry
L. Richard Flury (non-voting member)
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EXECUTIVE COMPENSATION
Executive Compensation Tables
The compensation paid to the Company’s executive officers generally consists of base salaries, annual cash incentive payments, awards under the 2018 Omnibus Incentive Plan (the "2018 Plan") and the 2020 Plan, contributions to the Company’s 401(k) plan and miscellaneous perquisites. The table below sets forth information regarding fiscal years 2022, 2021, and 2020 compensation awarded to, earned by or paid to the Company’s NEOs, in each case for the years in which these individuals constituted "named executive officers" under SEC rules. This includes all individuals who served as the Company's CEO or CFO during 2022, and the three other most highly compensated executive officers serving at the end of the fiscal year. The CD&A above provides a full description of our 2022 executive compensation program design.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(a)	Non-Equity Incentive Plan Compensation (b)	All Other Compensation (c)	Total
Joseph C. Gatto, Jr.(d) President & CEO	2022	$896,606	$—	$1,828,585	$1,441,847	$29,167	$4,196,205
	2021	$865,000	$—	$2,092,309	$2,718,028	$34,142	$5,709,479
	2020	$773,885	$—	$3,945,450	$1,378,902	$30,288	$6,128,525
Kevin Haggard(e)(f) Senior Vice President & CFO	2022	$475,578	$—	$767,246	$554,355	$37,547	$1,834,726
	2021	$276,923	$—	$1,289,435	$708,750	$18,000	$2,293,108
Jeffrey S. Balmer(g)(h) Senior Vice President & Chief Operating Officer	2022	$528,269	$175,000	$878,032	$645,478	$36,875	$2,263,654
	2021	$510,000	$175,000	$1,041,649	$1,323,863	$27,272	$3,077,784
	2020	$464,827	$—	$1,863,529	$699,339	$23,242	$3,050,937
Michol L. Ecklund(i) Senior Vice President, General Counsel & Corporate Secretary	2022	$448,269	$—	$575,450	$520,065	$30,407	$1,574,191
	2021	$430,000	$—	$656,241	$1,057,414	$33,773	$2,177,428
	2020	$394,289	$—	$1,173,912	$560,246	$31,986	$2,160,433
Gregory F. Conaway(j) Vice President & Chief Accounting Officer	2022	$320,961	$—	$223,753	$309,563	$37,692	$891,969
	2021	$305,385	$—	$256,065	$609,663	$35,323	$1,206,436
	2020	$286,125	$—	$672,040	$307,210	$25,653	$1,291,028
(a)    The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718 disregarding estimates for forfeitures. The PSUs granted in 2020 are subject to market conditions and have been valued utilizing a Monte Carlo simulation as of the grant date of the awards; no PSUs were granted in 2021 or 2022.
(b)    The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent payouts under the annual performance bonus program for 2020, 2021, and 2022. See “Performance-Based Annual Cash Bonus Incentive” in the CD&A above and “2020 Transition and Retention Incentive Awards” in the CD&A in our 2022 proxy statement for further information.
(c)    See the "Table of All Other Compensation” below and related footnotes for reconciliation.
(d)    Mr. Gatto's salary was increased from $865,000 to $908,250 effective March 9, 2022.
(e)    Mr. Haggard was not an NEO prior to 2021.
(f)    Mr. Haggard's salary was increased from $450,000 to $485,000 effective March 9, 2022.
(g)    Dr. Balmer received a fixed cash retention bonus of $175,000 in October 2021 and October 2022.
(h)    Dr. Balmer's salary was increased from $510,000 to $535,000 effective March 9, 2022.
(i)    Ms. Ecklund's salary was increased from $430,000 to $455,000 effective March 9, 2022.
(j)    Mr. Conaway's salary was increased from $310,000 to $325,000 effective March 9, 2022.
2023 PROXY STATEMENT      53

EXECUTIVE COMPENSATION
Table of All Other Compensation

NEO	Year	Company Contributions to 401(k)(a)	Company Provided Auto(b)	Other(c)	Total
Joseph C. Gatto, Jr.	2022	$21,839	$7,328	$—	$29,167
Kevin Haggard	2022	$26,477	$11,070	$—	$37,547
Jeffrey S. Balmer	2022	$22,670	$14,205	$—	$36,875
Michol L. Ecklund	2022	$24,015	$4,292	$2,100	$30,407
Gregory F. Conaway	2022	$24,262	$11,280	$2,150	$37,692
(a)    Subject to IRS limits, Company contributions to each NEO's 401(k) account for 2022 consist of a 6% matching contribution plus a 2% profit sharing contribution for 2022.
(b)    The imputed value for personal use of a company-provided vehicle represents annual depreciation based on a three-year life, plus insurance, fuel, maintenance and repairs, pursuant to IRS rules.
(c)    Executive officers are reimbursed up to $2,500 for an annual physical.
Stock-Based Incentive Compensation Plans
The 2018 Plan was approved by shareholders on May 10, 2018. The 2020 Plan was approved by shareholders on June 8, 2020. Awards available under each of the 2018 Plan and the 2020 Plan include grants of stock options, stock appreciation rights or units, restricted stock, RSUs, and performance shares or units. As of June 8, 2020, no more shares were issued from the 2018 Plan and the then-remaining 1,008,354 shares authorized and available for issuance under the 2018 Plan were transferred into the 2020 Plan. In addition, shares which would otherwise become available for issuance under the 2018 Plan as a result of vesting and/or forfeiture of any equity awards existing prior to the effective date of the 2020 Plan, are made available for grant under the 2020 Plan. As of March 2, 2023, approximately 1,721,901 shares remain unissued and available for grant in the 2020 Plan.
54      CALLON PETROLEUM

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards During 2022
The following table presents grants of awards under the 2020 Plan during the fiscal year ending December 31, 2022:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Other Awards (Shares or Units)(b)	Grant Date Fair Value of Stock Awards(c)
NEO		Threshold	Target	Maximum
Joseph C. Gatto, Jr.	1/1/2022	$—	$1,135,313	$2,270,626
	3/9/2022				31,014	$1,828,585
	3/9/2022	$—	$2,574,000	$5,148,000
Kevin Haggard	1/1/2022	$—	$436,500	$873,000
	3/9/2022				13,013	$767,246
	3/9/2022	$—	$1,080,000	$2,160,000
Jeffrey S. Balmer	1/1/2022	$—	$508,250	$1,016,500
	3/9/2022				14,892	$878,032
	3/9/2022	$—	$1,236,000	$2,472,000
Michol L. Ecklund	1/1/2022	$—	$409,500	$819,000
	3/9/2022				9,760	$575,450
	3/9/2022	$—	$810,000	$1,620,000
Gregory F. Conaway	1/1/2022	$—	$243,750	$487,500
	3/9/2022				3,795	$223,753
	3/9/2022	$—	$315,000	$630,000
(a)    Amounts represent the threshold, target, and maximum payouts for the 2022 annual performance bonus program and the CPUs granted to the NEOs in 2022. The actual amounts paid under the 2022 annual performance bonus program are included in the "Non-Equity Incentive Compensation" column in the Summary Compensation Table above. The CPUs will be earned at the end of the performance period ending December 31, 2024 based on the Company’s achievement of performance objectives relating to the Company’s adjusted free cash flow, GHG emissions intensity reduction, and return on capital employed. Subject to certain qualifying termination events, the participant is required to be employed on the award settlement date in order to vest in the award.
(b)    Amounts represent RSUs granted to our NEOs on March 9, 2022. The first, second and third tranches are scheduled to vest in equal installments on April 1, 2023, 2024 and 2025, respectively, subject to the NEO’s continued service.
(c)    This column shows the grant date fair value of the awards granted to the NEOs on the date indicated computed in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the awards may be more or less than the grant date fair value.
2023 PROXY STATEMENT      55

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table contains information concerning all outstanding equity awards that were held as of December 31, 2022, by the NEOs:

	Stock Awards
NEO	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a)
Joseph C. Gatto, Jr.	31,014	(b)	$1,150,309	—	—
	35,135	(c)	$1,303,157	—	—
	16,266	(d)	$603,306		—
Kevin Haggard	13,013	(b)	$482,652	—	—
	10,665	(e)	$395,565
	16,408	(f)	$608,573	—	—
Jeffrey S. Balmer	14,892	(b)	$552,344	—	—
	17,492	(c)	$648,778		—
	7,683	(d)	$284,962
Michol L. Ecklund	9,760	(b)	$361,998	—	—
	11,020	(c)	$408,732		—
	4,839	(d)	$179,479
Gregory F. Conaway(h)	3,795	(b)	$140,757	—	—
	4,300	(c)	$159,487		—
	1,788	(d)	$66,317
	1,645	(g)	$61,013
(a)    Amounts calculated using the closing price of $37.09 per share of our common stock on the last trading day of 2022.
(b)    Stock settleable RSUs awarded on March 9, 2022, subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche will vest on April 1, 2023. The second tranche will vest on April 1, 2024. The third and final tranche will vest on April 1, 2025.
(c)    Stock settleable RSUs awarded on March 12, 2021, subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on April 1, 2022. The second tranche will vest on April 1, 2023. The third and final tranche will vest on April 1, 2024.
(d)    Stock settleable RSUs awarded on January 31, 2020, subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on April 1, 2021. The second tranche vested on April 1, 2022. The third and final tranche will vest on April 1, 2023.
(e)    Stock settleable RSUs awarded to Mr. Haggard on May 10, 2021, upon his appointment as an executive officer, subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on April 1, 2022. The second tranche will vest on April 1, 2023. The third and final tranche will vest on April 1, 2024.
(f)    Stock settleable RSUs awarded to Mr. Haggard on May 10, 2021 upon his appointment as an executive officer, subject to cliff vesting in full on June 1, 2024.
(g)    Stock settleable RSUs awarded to Mr. Conaway on January 1, 2020 upon his appointment as an executive officer, subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on January 1, 2021. The second tranche vested on January 1, 2022. The third and final tranche vested on January 1, 2023.
(h)    Mr. Conaway held the following outstanding cash-settled stock appreciation right awards as of December 31, 2022:
56      CALLON PETROLEUM

EXECUTIVE COMPENSATION

	Option/SAR Awards
NEO	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Exercised Unearned Options/SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date
Gregory F. Conaway	3,144	(1)	—	—	$83.90	3/17/2025
	4,258	(2)	—	—	$62.80	3/17/2026
(1)    Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 17,967 Carrizo stock appreciation rights with an exercise price of $14.67 pursuant to the Merger Agreement.
(2)    Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 24,336 Carrizo stock appreciation rights with an exercise price of $10.98 pursuant to the Merger Agreement.
2023 PROXY STATEMENT      57

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table provides information about the value realized by the NEOs on vesting of RSUs and PSUs during 2022. No options were awarded, outstanding, or exercised by any NEO in fiscal year 2022.

	Stock Awards(a)
NEO	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting $
Joseph C. Gatto, Jr.	7,043	(b)	$439,624
	13,176	(c)	$481,978
	16,266	(d)	$1,015,324
	17,568	(e)	$1,096,595
Kevin Haggard	5,333	(f)	$332,886
Jeffrey S. Balmer	3,000	(g)	$141,750
	6,222	(c)	$227,601
	7,683	(d)	$479,573
	8,746	(e)	$545,925
Michol L. Ecklund	1,638	(b)	$102,244
	3,920	(c)	$143,394
	4,840	(d)	$302,113
	5,510	(e)	$343,934
Gregory F. Conaway	1,645	(h)	$77,726
	1,448	(c)	$52,968
	1,788	(d)	$111,607
	2,150	(e)	$134,203
(a)    Except as otherwise indicated, represents the aggregate dollar amount realized on the date of vesting, based on the closing market price per share of Company common stock on the vesting date or last business day prior to the vesting date if such date fell on a weekend or holiday, without taking into account any shares withheld to satisfy applicable tax obligations.
(b)    Represents RSUs awarded on January 31, 2019, the third tranche of which vested on April 1, 2022.
(c)    Represents PSUs awarded on January 31, 2020, that settled 50% in stock and 50% in cash on December 31, 2022, at 18% of target.
(d)    Represents RSUs awarded on January 31, 2020, the second tranche of which vested on April 1, 2022.
(e)    Represents RSUs awarded on March 12, 2021, the first tranche of which vested on April 1, 2022.
(f)    Represents RSUs awarded to Mr. Haggard upon his hiring on May 10, 2021, the first tranche of which vested on April 1, 2022.
(g)    Represents RSUs awarded to Dr. Balmer upon his hiring on January 1, 2019, the third and final tranche of which vested on January 1, 2022.
(h)    Represents RSUs awarded to Mr. Conaway upon his appointment as an executive officer on January 1, 2020, the second tranche of which vested on January 1, 2022.
58      CALLON PETROLEUM

EXECUTIVE COMPENSATION
Employment Agreements, Termination of Employment and Change in Control Arrangements
Employment Agreements
We do not have employment agreements with any of our executive officers.
Executive Severance Compensation Plans
During 2022, the Committee adopted the Severance Pay Plan and the Executive CIC Plan, pursuant to which eligible participants, including each of our NEOs, are eligible to receive certain severance payments and benefits upon an involuntary termination (pursuant to the Severance Pay Plan) or upon an Eligible Termination or Deemed Eligible Termination in connection with a Change in Control (pursuant to the Executive CIC Plan). For additional background information, please see “Change in Control, Severance, and Employment Agreements” in the CD&A above.
Severance Pay Plan
In the event of a NEO’s Involuntary Termination (as defined in the Severance Pay Plan), subject to the NEO’s (1) execution of a release of claims against the Company and (2) continued employment with the Company through the ultimate date established by the Company as the NEO’s termination date, the NEO is entitled to receive: (i) the Accrued Obligations (as defined in the Severance Pay Plan), (ii) an amount equal to the sum of (x) the Applicable Multiple (as defined below) times the sum of the NEO’s (A) annual base salary and (B) target annual bonus, (y) any earned but unpaid annual bonus for the calendar year prior to the year of the Involuntary Termination, based on the Company’s actual performance during such calendar year and (z) an amount equal to a pro rata portion of the NEO’s annual bonus for the calendar year of the Involuntary Termination, with the amount subject to proration to be calculated as follows based on the number of days in the calendar year the NEO remained employed through the date of the Involuntary Termination (as applicable, the “Pro-Rata Bonus”): (1) if the Involuntary Termination occurs prior to July 1st, the NEO’s Target Annual bonus (as defined in the Severance Pay Plan) or (2) if the Involuntary Termination occurs on or after July 1st, the NEO’s actual annual bonus for the year in which the Involuntary Termination occurs, as determined by the Committee (the severance benefits provided in this clause (ii), collectively, the “Severance Pay”) and (iii) continued health and welfare benefits coverage for the NEO and the NEO’s eligible dependents for a period of 12 months after the date of the Involuntary Termination. For purposes of the Severance Pay Plan, “Applicable Multiple” means 2x for Mr. Gatto and 1.5x for each of the other NEOs.
Except with respect to the Pro-Rata Bonus for any Involuntary Termination occurring on or after July 1st, the Severance Pay (less all applicable withholdings and deductions) will be paid in a lump sum as soon as practicable following the date the release signed by the NEO has become final and irrevocable. In no event, however, will the Severance Pay be paid later than the last day of the second taxable year following the taxable year in which occurs the NEO’s Involuntary Termination.
As a condition to any NEO’s receipt of severance benefits under the Severance Pay Plan, the NEO must comply with non-competition and non-solicitation covenants that apply for a period of one year after the date of termination, as well as customary non-disparagement, non-disclosure, confidentiality, and ownership covenants.
Executive CIC Plan
The Executive CIC Plan was adopted by the Committee in September 2022 to replace then-existing individual Change in Control Severance Compensation Agreements (the “CIC Agreements”). The Executive CIC Plan is effective for each NEO as of the earlier of (i) the date on which such NEO agrees in writing to the early termination of the NEO’s CIC Agreement or (ii) January 1, 2023. The Executive CIC Plan provides for severance payments and benefits in the event that (i) there is a Change in Control (as defined in the Executive CIC Plan), and the NEO’s employment is terminated within two years after the date of such Change in Control either (a) by the Company other than for Cause or due to the NEO’s Disability (each as defined in the Executive CIC Plan) or (b) by the NEO for Good Reason (as defined in the Executive CIC Plan), or (ii) there is a Merger of Equals (as defined in the Executive CIC Plan), and the NEO’s employment is terminated by the Company other than for Cause or due to the NEO’s Disability within 12 months following the date of such Merger of Equals (each an “Eligible Termination”). If the NEO’s employment is terminated by the Company for reasons other than Cause or Disability within six months prior to the date on which a Change in Control is effective and it is reasonably demonstrated that such termination: (x) was at the request of a third party who has taken steps reasonably calculated to effectuate such Change in Control or (y) otherwise arose in connection with such Change in Control, then for all purposes of the Executive CIC Plan, such termination will be deemed to have occurred following such Change in Control (for purposes of the Executive CIC Plan, a “Deemed Eligible Termination”).
2023 PROXY STATEMENT      59

EXECUTIVE COMPENSATION
Upon an Eligible Termination or a Deemed Eligible Termination, and subject to the NEO’s satisfaction of the conditions described below, the NEO would be entitled to receive, subject to the NEO’s execution (without revocation) of a release of claims against the Company: (i) a lump sum cash payment, payable on the date that is six months following the date of the NEO’s termination of employment, equal to the sum of: (x) the Applicable Multiplier (as defined below) times the sum of (A) the NEO’s annual base salary as in effect immediately prior to the Change in Control or Merger of Equals, as applicable, or, if higher, in effect immediately prior to the date of termination and (B) the greatest of (1) the average annual bonus earned with respect to the three most recently completed full fiscal years (provided that if the NEO has not been employed for the entire duration of each of the three most recently completed full fiscal years, the NEO will be deemed to have earned his or her target annual bonus for any year for which he or she was not employed for the entire fiscal year for purposes of calculating the average), (2) the target annual bonus for the fiscal year in which the Change in Control or Merger of Equals, as applicable, occurs or (3) the target annual bonus for the fiscal year in which the date of termination occurs, (y) a Pro-Rata Bonus (as defined in the Executive CIC Plan) and (z) any actual annual bonus for any completed calendar year that has been earned by but not paid to the NEO as of such NEO’s date of termination and (ii) continued health and welfare benefits coverage for the NEO and the NEO’s eligible dependents for a period of 24 months. For purposes of the Executive CIC Plan, “Applicable Multiplier” means 3x for Mr. Gatto and 2x for each of the other NEOs.
As a condition to any NEO’s receipt of severance benefits under the Executive CIC Plan, the NEO must comply with non-competition and non-solicitation covenants that apply for a period of one year after the date of termination, as well as customary non-disparagement, non-disclosure, and confidentiality covenants.
If the Total Payments (as defined in the Executive CIC Plan), were to cause the NEO to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of the Total Payments will either be reduced, such that the excise tax would not be applicable, or the NEO will be entitled to retain such NEO’s full Total Payments, whichever results in the better after-tax position to the NEO.
Long-Term Incentive Award Agreements
We are party to Restricted Stock Unit Award Agreements (the “RSU Agreements”) with our NEOs. Pursuant to the terms of the RSU Agreements, upon termination of the NEO’s employment with the Company as a result of the death or “disability” (as defined in the RSU Agreement) of the NEO, all of the NEO’s RSUs then outstanding under the RSU Agreement will immediately vest.
We are also party to Cash Performance Unit Award Agreements (the “CPU Agreements”) with our NEOs as described in under the sub-heading “Cash Performance Units” in the CD&A above. Pursuant to the terms of the CPU Agreements, upon termination of the NEO’s employment with the Company as a result of the death or “disability” (as defined in the CPU Agreement) of the NEO, all of the NEO’s CPUs then outstanding will immediately vest and payout based on actual results from completed quarters and target results for all other periods, and the Year 3 GHG intensity modifier would not apply.
During 2022, the Committee adopted new retirement benefits under the CPU Agreements for NEOs and other officers for the purposes of attracting and retaining top talent and incentivizing early notice of impending retirements to ensure smooth transitions. In the event of a “qualifying retirement” (as defined the amendments to the CPU Agreements), the NEO’s outstanding CPUs would vest on a pro rata basis based on actual results for completed quarters and target results for any “stub” quarters that were not complete as of his or her retirement date, and the Year 3 GHG intensity modifier would not apply. As of December 31, 2022, Dr. Balmer was the only NEO who was eligible for a “qualifying retirement” based on his age and years of service.
60      CALLON PETROLEUM

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control
The following table shows the estimated gross taxable compensation payable upon a qualifying termination following a change in control ("CIC") or upon death, disability, involuntary termination without cause, or retirement. No amounts would be payable upon termination for other causes. The information assumes, in each case, that the NEO’s termination was effective as of December 31, 2022. In presenting this disclosure, we describe amounts earned through December 31, 2022 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from us, the estimates are of the amounts which would be paid out to the executives upon their termination.

NEO / Reason for Termination	Base Salary(a)	Cash Bonus(a)	Accelerated Cash Incentive and Stock Award Vesting(b)(c)	Continued Employee Benefits(d)	Total
Joseph C. Gatto, Jr.
Change in Control	$—	$—	$—	$—	$—
Change in Control Termination(e)	$2,724,750	$5,247,483	$8,876,131	$52,521	$16,900,885
Death or Disability(f)	$—	$—	$8,876,131	$—	$8,876,131
Retirement(g)	$—	$—	$—	$—	$—
Involuntary Termination Without Cause(h)	$1,816,500	$3,712,472	$—	$26,261	$5,555,233
Kevin Haggard
Change in Control	$—	$—	$—	$—	$—
Change in Control Termination(e)	$970,000	$1,687,425	$3,786,230	$52,858	$6,496,513
Death or Disability(f)	$—	$—	$3,786,230	$—	$3,786,230
Retirement(g)	$—	$—	$—	$—	$—
Involuntary Termination Without Cause(h)	$727,500	$1,209,105	$—	$26,429	$1,963,034
Jeffrey S. Balmer
Change in Control	$—	$—	$—	$—	$—
Change in Control Termination(e)	$1,070,000	$1,861,839	$4,336,832	$52,966	$7,321,637
Death or Disability(f)	$—		$4,336,832	$—	$4,336,832
Retirement(g)	$—	$—	$1,762,022	$—	$1,762,022
Involuntary Termination Without Cause(h)	$802,500	$1,407,853	$—	$26,483	$2,236,836
Michol L. Ecklund
Change in Control	$—	$—	$—	$—	$—
Change in Control Termination(e)	$910,000	$1,495,705	$2,778,184	$52,378	$5,236,267
Death or Disability(f)	$—	$—	$2,778,184	$—	$2,778,184
Retirement(g)	$—	$—	$—	$—	$—
Involuntary Termination Without Cause(h)	$682,500	$1,134,315	$—	$26,189	$1,843,004
Gregory F. Conaway
Change in Control	$—	$—	$—	$—	$—
Change in Control Termination(e)	$650,000	$887,332	$1,139,755	$52,966	$2,730,053
Death or Disability(f)	$—	$—	$1,139,755	$—	$1,139,755
Retirement(g)	$—	$—	$—	$—	$—
Involuntary Termination Without Cause(h)	$487,500	$675,188	$—	$26,483	$1,189,171
(a)In accordance with the Executive CIC Plan, the computation uses a 3x multiple with respect to the severance amount relating to salary and target bonus for Mr. Gatto, and a 2x multiple for each of the other NEOs. In accordance with the Severance Pay Plan, the computation uses a 2x multiple with respect to the severance amount relating to salary and target bonus for Mr. Gatto, and a 1.5x multiple for each of the other NEOs. See “Employment Agreements, Termination of Employment and Change in Control Arrangements.”
2023 PROXY STATEMENT      61

EXECUTIVE COMPENSATION
(b)The amounts include the value of unvested CPUs as of December 31, 2022, reflecting actual results through 2022 and target amounts for the remaining years of the performance period for termination due to change in control or death or disability. The value of unvested CPUs due to termination due to retirement are pro-rated for the time the retirement eligible employee was employed with the Company.
(c)The amounts include the value of unvested stock awards at December 31, 2022 using the closing price of $37.09 per share of our common stock on the last trading day of 2022. Unvested stock awards are forfeited at the date of termination due to retirement.
(d)Benefits consist of 24 and 12 months of employer-provided family medical, dental and vision insurance for the NEOs in the table for termination due to change in control and involuntary termination, respectively.
(e)Each of the NEOs listed in the table above are eligible to receive benefits pursuant to the Executive CIC Plan. See “Employment Agreements, Termination of Employment and Change in Control Arrangements.”
(f)"Disability,” for purposes of the incentive awards is generally defined as the employee’s inability to carry out the normal and usual duties of the employee's employment on a full-time basis for an entire period of six continuous months together with the reasonable likelihood, as determined by the Board after consultation of a qualified physician, the employee will be unable to carry out the employee's normal and usual duties of employment.
(g)For RSUs, “Retirement” is generally defined as the employee’s attainment of age 55 with at least 10 years of service. None of the NEOs who were active employees as of December 31, 2022, were retirement eligible under this general definition. However, for purposes of the CPUs, “Qualified Retirement” means the termination of employment with the Company, other than (x) for Cause or (y) due to death or Disability (each as defined in the CPU Award agreements), on a date that is more than six months following the effective date, provided that, as of the date of such termination, the grantee (A) has attained a minimum of three years of employment with the Company, (B) has attained the age of 55 and the sum of the grantee’s years of employment and the grantee’s age totals at least 60, (C) has provided the Company with notice of such intent to terminate at least six months prior to the termination date and satisfactorily completed the duties of his position up to the termination date, including any transition services reasonably requested by the Company, (D) enters into an agreement not to compete with, and not directly or indirectly induce any employee to leave the employment of, the Company, any subsidiary or affiliate for a period of at least one year following the grantee’s termination of employment, which agreement, in both form and substance, is provided by the Committee or is otherwise satisfactory to the Committee, and (E) timely executes (and does not revoke in any time provided to do so) a release of claims in favor of the Company in a form reasonably acceptable to the Committee. The retirement provisions in the CPU agreements are described on page 60. As of December 31, 2022, Dr. Balmer was the only NEO who was retirement eligible for purposes of the CPU Award Agreements based on his age and years of service.
(h)In accordance with the Severance Pay Plan, the computation uses a 2x multiple with respect to the severance amount relating to salary and target bonus for Mr. Gatto and a 1.5x multiple for the other NEOs. See “Employment Agreements, Termination of Employment and Change in Control Arrangements.”
Pension and Non-Qualified Deferred Compensation Plans
We sponsor a 401(k) plan for all eligible employees, including the NEOs, as described on page 48. We do not sponsor any qualified or non-qualified defined benefit plans, or any non-qualified defined contribution plan for NEOs or other employees. The Board or Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans or non-qualified defined contribution plans in the future if it determines that doing so is in the Company’s best interest.
Equity Compensation Plan Information
The following table summarizes information regarding the number of shares of our common stock that are available for issuance under all of our existing equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	799,661	$—	1,703,829
Equity compensation plans not approved by security holders	—	$—	—
Total	799,661	$—	1,703,829
(1)    The weighted-average exercise prices of outstanding options is omitted because no options or equity-based stock appreciation rights were outstanding as of December 31, 2022.
(2)    Relates to remaining shares available for issuance under our stock-based compensation plans for our executives, employees and non-employee directors.
62      CALLON PETROLEUM

EXECUTIVE COMPENSATION
Pay Versus Performance
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs. The table also provides our TSR performance, the selected peer group TSR, net income and our company selected financial measure of adjusted free cash flow, all measured over the same time period.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation table total for CEO(a)	Compensation Actually Paid to CEO(b)	Average Summary Compensation Table for non-CEO named executive officers(c)	Average compensation actually paid to non-CEO named executive officers(b)(c)	Total Shareholder Return(d)	Peer Group Total Shareholder Return(d)	Net Income/Loss (In Thousands)	Adjusted Free Cash Flow(e) (In Thousands)
2022	$4,196,205	$(1,513,003)	$1,641,135	$236,676	$76.79	$154.35	$1,209,816	$622,698
2021	$5,709,479	$13,034,840	$1,909,774	$3,256,601	$97.83	$106.21	$365,151	$274,172
2020	$6,128,525	$912,538	$2,367,554	$1,046,732	$27.25	$63.69	$(2,533,621)	$10,705
(a)    Mr. Gatto was the CEO for each of 2020, 2021, and 2022.
(b)    The SEC requires an additional disclosure that reconciles the differences between our CEO and NEO Summary Compensation Table (“SCT”) pay and Compensation Actually Paid (“CAP”) as defined and calculated under applicable SEC rules. Once SCT pay is calculated, CAP is adjusted to include the fair market value of equity awards as of December 31st of 2020, 2021, and 2022. Our NEOs do not participate in benefit programs requiring an adjustment for pension benefits calculation. The following table provides the adjustments made between SCT pay and CAP.

Year	CEO/NEO	Summary Compensation table total	Remove Value of Equity Awards Granted(1)	Prior Year Equity Award Adjustments(2)	Compensation Actually Paid
2022	CEO	$4,196,205	$(1,828,585)	$(3,880,623)	$(1,513,003)
	Other NEOs	$1,641,135	$(611,120)	$(793,339)	$236,676
2021	CEO	$5,709,479	$(2,092,309)	$9,417,670	$13,034,840
	Other NEOs	$1,909,774	$(648,678)	$1,995,505	$3,256,601
2020	CEO	$6,128,525	$(3,945,450)	$(1,270,537)	$912,538
	Other NEOs	$2,367,554	$(1,373,630)	$52,808	$1,046,732

(1) Represents the grant date fair value and average grant date fair value of the equity awards granted to the CEO and NEOs, respectively.
(2) Reflects the fair value/change in fair value of the awards at year end or upon vesting; RSUs are revalued using updated stock price on 12/30/22.

(c)    For 2022, the other NEOs were Dr. Balmer, Ms. Ecklund, and Messrs. Haggard and Conaway. For 2021, the other NEOs were Dr. Balmer, Ms. Ecklund, and Messrs. Haggard, Ulm, and Conaway. For 2020, the other NEOs were Dr. Balmer, Ms. Ecklund, and Messrs. Ulm and Conaway.
(d)    TSR is determined based on the value of an initial fixed income of $100. The peer group used for TSR comparisons is the XOP index.
(e)    Adjusted free cash flow is defined as adjusted EBITDA minus the sum of operational capital, capitalized interest, capitalized general and administrative expense and interest expense. Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures. See Appendix A for additional information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the nearest comparable GAAP measures.
2023 PROXY STATEMENT      63

EXECUTIVE COMPENSATION
2022 Performance Measures
The following list identifies the seven most important financial performance measures used to link compensation actually paid to our NEOs to company performance. These financial measures are integrated within our incentive programs and align with our short-term and long-term strategic plans.

Important Financial Performance Measures
•Adjusted Free Cash Flow	•Leverage - Net Debt to EBITDA
•Cash Return on Cash Invested	•Return on Capital Employed
•Corporate Cash Margin	•Stock Price Performance
•GHG Intensity
Relationship Between CAP and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A on page 39.The following charts below show, for 2020 – 2022, provide a summary of our TSR performance versus the peer group TSR consisting of the XOP Index and correlation between CAP and various financial measures (TSR, Net Income, and Adjusted Free Cash Flow).

Stock Price Return Performance Chart

$200
$150
$100
$50
$0
2019
2020
2021
2022
Callon Petroleum Company
XOP Index

64      CALLON PETROLEUM

EXECUTIVE COMPENSATION

Pay Versus TSR 2020-2022

$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
($28.50)
Total Shareholder Return
$16
$14
$12
$10
$8
$6
$4
$2
$0
($2)
Compensation Actually Paid ($ Mil.)
2019
2020
2021
2022
CAP to CEO
Avg. CAP to Other NEOs
CPE TSR
XOP TSR

Pay Versus Net Income 2020-2022

Compensation Actually Paid ($ Mil.)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
($2)
($4)
($6)
($8)
($10)
Annual Net Income ($ Bil.)
$2
$1
$0
($1)
($2.5)
2020
2021
2022
CAP to CEO
Avg. CAP to Other NEOs
Net Income

2023 PROXY STATEMENT      65

EXECUTIVE COMPENSATION

Pay Versus Adjusted Free Cash Flow 2020-2022

Compensation Actually Paid ($ Mil.)
$20
$15
$10
$5
$0
($5)
($10)
Adjusted Free Cash Flow ($ Mil.)
$650
$450
$250
$50
($150)
($350)
2020
2021
2022
CAP to CEO
Avg. CAP to Other NEOs
Adjusted Free Cash Flow

66      CALLON PETROLEUM

EXECUTIVE COMPENSATION
CEO Pay Ratio
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing here that the ratio of our median employee’s compensation to the compensation of our CEO is 18:1.
We identified our median employee from the employee population as of December 31, 2022, by comparing the sum of the base salary, bonus, and any overtime paid to each employee that was employed by the Company on December 31, 2022. For any employees who were not employed the entire 2022 calendar year (excluding temporary and seasonal employees), we annualized the base salary, bonus, and any overtime.
In accordance with SEC rules, we determined the annual total compensation of our median employee for 2022 was $213,106. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been a NEO for fiscal year 2022. For purposes of calculating the ratio, an additional value of $18,878 was included in the annual compensation for non-discriminatory benefits bringing the annual total compensation to $231,984.
We determined the amount of the CEO’s annual total compensation was $4,196,205, which represents the amount reported for the CEO in the “Total” column of our 2022 Summary Compensation Table. For purposes of the ratio, an additional value of $28,203 was included in the annual total compensation for non-discriminatory benefits to bring the value to $4,224,408.
Based on the foregoing, for 2022 the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO (the "CEO Pay Ratio") is 18:1. This ratio demonstrates a lower pay ratio for 2022 than 2021, reducing from 29:1 in 2021 to the current ratio of 18:1 for 2022.
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records.
2023 PROXY STATEMENT      67

Proposal 3 Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s NEOs
The Board recommends a vote for the option of “ONE YEAR” as the frequency for future advisory votes on the compensation of our named executive officers.
•  The Board believes that an advisory vote on the compensation of the Company’s NEOs held every year is in the best interests of Callon and its shareholders based on the information presented below.

Section 14A of the Exchange Act requires the Company to submit for a vote a proposal as to whether to have the advisory vote on executive compensation on the agenda for future annual meetings of shareholders every one, two, or three years.
The Board recognizes the importance of receiving regular input from the Company’s shareholders on important issues such as the Company’s executive compensation program. Additionally, the Board is aware that many influential commentators in the area of corporate governance recommend that the advisory vote on executive compensation be held every year. Therefore, the Board recommends that the advisory vote on the compensation of the Company’s NEOs be held every year.
While the Board recommends that the advisory vote on the compensation of the Company’s NEOs be held every year, the proxy card provides you the ability to vote to approve holding the vote every one, two, or three years, or to abstain from voting. This vote is advisory and is not binding on the Company, the Board, or the Compensation Committee in any way, and the outcome of the vote will not require the Board or the Compensation Committee to take any action. The outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation.
You may vote for any of the three alternatives (every one, two, or three years) or abstain from voting. Approval of this proposal requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions will have the effect of a vote cast against the proposal. Broker non-votes will not be counted as shares having voting power, and so will have no effect upon the outcome of the vote.

The Board recommends a vote for the option of “ONE YEAR” as the frequency for future advisory votes on the compensation of the Company’s named executive officers.

68      CALLON PETROLEUM

Proposal 4 Ratification of the Appointment of the Independent Registered Public Accounting Firm, Grant Thornton LLP, for 2023
The Board recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
•  The Board and the Audit Committee believe the retention of Grant Thornton LLP is in the best interests of Callon and its shareholders based on the information presented below.

The Audit Committee has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. We are asking shareholders to ratify this appointment. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since being appointed effective March 3, 2016. A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.
Fees
The following table sets forth the fees incurred by us for services performed by Grant Thornton LLP in the fiscal years 2021 and 2022:

Fee Category	2021	2022
Audit fees(a)	$1,518,400	$1,315,000
Audit-related fees(b)	$—	$125,000
Tax fees(c)	$—	$—
All other fees(d)	$—	$—
Total	$1,518,400	$1,440,000
(a)Audit fees consist of the aggregate fees billed for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(b)Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit fees."
(c)Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.
(d)Other fees consist of the aggregate fees billed for professional services other than the services reported above.
Pre-approval policy
The Audit Committee pre-approves all audit and permissible non-audit services (including the fees and terms thereof) exceeding $25,000 to be performed on behalf of the Company by our independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy in accordance with the Audit Committee charter. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to grant pre-approvals are consistent with the terms of the delegation and the Audit Committee charter and are presented to the full Committee at its next scheduled meeting.
2023 PROXY STATEMENT      69

PROPOSAL 4
Required Vote
The submission of this matter for approval by shareholders is not legally required. However, the Board and Audit Committee believe that this submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and Audit Committee on an important issue of corporate governance. Although the results of the vote are not binding on the Audit Committee, if the appointment is not ratified by the shareholders, then the Audit Committee will consider whether it should select another independent registered public accounting firm.
This proposal will be approved if it receives the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions will have the effect of a vote cast against this proposal.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Audit Committee Report
Acting pursuant to its charter, the Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022, with management and Grant Thornton LLP, and recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. This recommendation was based on:
•The Audit Committee’s review of the audited financial statements;
•Discussion of the financial statements with management;
•Discussion with our independent registered public accounting firm, Grant Thornton LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the communication matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB;
•Receipt from Grant Thornton LLP of the written disclosures and letter required by Public Company Accounting Standards Board Rule 3526 (Communications with Audit Committees Concerning Independence);
•Discussions with Grant Thornton LLP regarding its independence from Callon, the Board and our management;
•Grant Thornton LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, our financial position and the results of our operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”); and
•Other matters the Audit Committee deemed relevant and appropriate.
Management is responsible for the preparation, presentation and integrity of our consolidated financial statements in accordance with GAAP, the establishment and maintenance of our disclosure controls and procedures, and the establishment, maintenance and evaluation of the effectiveness of our internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the PCAOB and issuing reports thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements and internal control over financial reporting have been carried out according to the standards of the PCAOB, that the financial statements are presented according to GAAP, or that Grant Thornton LLP is in fact independent.
Respectfully submitted by the Audit Committee of the Board of Directors,
Frances Aldrich Sevilla-Sacasa, Chair
L. Richard Flury
Anthony J. Nocchiero
Mary Shafer-Malicki
70      CALLON PETROLEUM

OTHER MATTERS
Beneficial Ownership of Securities
Principal Shareholders and Management
The following table sets forth beneficial ownership information with respect to our common stock as of the Record Date (March 2, 2023) for (i) each person known by us to beneficially own 5% or more of our outstanding common stock; (ii) each of our NEOs, (iii) each of our directors and nominees for director, and (iv) all of our directors and current executive officers as of the Record Date, as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of March 2, 2023, or, in the case of our current executive officers and directors, has been provided to us by such individuals. As of March 2, 2023, the Company had 61,625,170 shares outstanding.
None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our Insider Trading Policy prohibits our executive officers and directors from holding Callon securities in a margin account or pledging Callon securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares (#)	Percent of Class
Holders of More Than 5%:
BlackRock, Inc.(2)	7,998,948	13.0%
The Vanguard Group, Inc.(3)	6,728,744	10.9%
Blackstone Inc.(4)	5,832,824	9.5%
State Street Corporation(5)	4,506,810	7.3%
Named Executive Officers:
Joseph C. Gatto, Jr.(6)	147,221	*
Kevin Haggard(7)	13,690	*
Jeffrey S. Balmer(8)	45,154	*
Michol L. Ecklund(9)	32,398	*
Gregory F. Conaway(10)	44,462	*
Directors:
Frances Aldrich Sevilla-Sacasa(11)	10,679	*
Matthew R. Bob(12)	18,531	*
Barbara J. Faulkenberry(13)	15,343	*
L. Richard Flury(14)	40,190	*
Anthony J. Nocchiero(15)	24,316	*
Mary Shafer-Malicki(16)	4,278	*
James M. Trimble(17)	16,631	*
Steven A. Webster(18)	769,891	1.2%
All Current Executive Officers and Directors as a Group (consisting of 13 persons)(19)	1,182,784	1.9%
*    Less than 1%
2023 PROXY STATEMENT      71

OTHER MATTERS
(1)The amounts shown for our directors and NEOs include, as of the Record Date, (a) shares of common stock owned outright by the individual; and (b) shares of common stock that may be acquired within 60 days through the vesting or settlement of certain RSUs, if any. Until RSUs vest, these individuals have neither voting nor investment power over the underlying shares of common stock, and share amounts are represented on a pre-tax basis. As of the Record Date, none of the directors or executive officers held any stock options to purchase shares of Company stock.
(2)BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock has sole voting power of 7,938,708 shares and sole dispositive power of 7,998,948 shares. BlackRock does not have shared voting power or shared dispositive power over any shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055. This information is based on BlackRock’s most recent Statement on Schedule 13G, which was filed on January 26, 2023.
(3)The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. Vanguard does not have sole voting power over any shares, but has shared voting power over 96,953 shares, sole dispositive power over 6,587,577 shares and shared dispositive power over 141,167 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G filed on February 9, 2023.
(4)Represents 5,832,824 shares held directly by BPP HoldCo LLC. BPP HoldCo LLC maintains sole voting and sole dispositive power of 5,832,824 shares.
BX Primexx Topco LLC is the sole member of BPP HoldCo LLC. BCP VII/BEP II Holdings Manager L.L.C. is the managing member of BX Primexx Topco LLC. Blackstone Energy Management Associates II L.L.C. and Blackstone Management Associates VII L.L.C. are the managing members of BCP VII/BEP II Holdings Manager L.L.C. Blackstone EMA II L.L.C. is the sole member of Blackstone Energy Management Associates II L.L.C. BMA VII L.L.C. is the sole member of Blackstone Management Associates VII L.L.C. Blackstone Holdings III L.P. is the managing member of each of BMA VII L.L.C. and Blackstone EMA II L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of Blackstone Inc. is 345 Park Avenue, New York, NY 10154. The above information is based on the most recent Statement on Schedule 13D of Blackstone Inc. and the other entities referred to above, which was filed on January 25, 2023.
(5)State Street Corp. ("State Street"), in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. State Street has shared voting power over 4,470,486 shares and shared dispositive power over 4,506,810 shares. State Street's subsidiary, SSGA Funds Management, Inc. ("SSGA"), has shared voting power over 3,608,808 shares and shared dispositive power over 3,619,908 shares. Neither State Street nor SSGA has sole voting or sole dispositive power over any shares. State Street's principal business address is State Street Financial Center, One Lincoln St., Boston, MA 02111. This information is based on State Street’s most recent Statement on Schedule 13G, which was filed on February 2, 2023.
(6)Comprised of 103,049 shares held directly by Mr. Gatto and 44,172 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 38,243 unvested RSUs payable in stock.
(7)Comprised of 4,019 shares held directly by Mr. Haggard and 9,671 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 30,415 unvested RSUs payable in stock.
(8)Comprised of 23,761 shares held directly by Dr. Balmer and 21,393 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 18,674 unvested RSUs payable in stock.
(9)Comprised of 18,795 shares held directly by Ms. Ecklund and 13,603 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 12,016 unvested RSUs payable in stock.
(10)Comprised of 39,259 shares held directly by Mr. Conaway and 5,203 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 4,680 unvested RSUs payable in stock.
(11)Comprised of 7,624 shares held directly by Ms. Aldrich Sevilla-Sacasa, which includes 5,277 vested deferred RSUs, pursuant to Ms. Aldrich Sevilla-Sacasa’s election under the Deferred Compensation Plan, which are payable in cash upon her separation of service as a director, and 3,055 unvested deferred RSUs, pursuant to Ms. Aldrich Sevilla-Sacasa’s election under the Deferred Compensation Plan, which are payable in cash upon her separation of service as a director and that will vest within 60 days of the Record Date.
(12)Comprised of 15,476 shares held directly by Mr. Bob and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(13)Comprised of 12,288 shares held directly by Ms. Faulkenberry and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(14)Comprised of 34,135 shares held directly by Mr. Flury, which includes 15,559 vested deferred RSUs, pursuant to Mr. Flury’s election under the Deferred Compensation Plan, which are payable in cash upon his separation of service as a director, 3,000 shares held in a joint tenancy with his spouse, and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(15)Comprised of 21,261 shares held directly by Mr. Nocchiero and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(16)Comprised of 1,223 vested deferred RSUs, pursuant to Ms. Shafer-Malicki's election under the Deferred Compensation Plan, which are payable in cash upon her separation of service as a director, and 3,055 unvested deferred RSUs, pursuant to Ms. Shafer-Malicki's election
72      CALLON PETROLEUM

OTHER MATTERS
under the Deferred Compensation Plan, which are payable in cash upon her separation of service as a director and that will vest within 60 days of the Record Date.
(17)Comprised of 13,576 shares held directly by Mr. Trimble and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(18)Comprised of 552,961 shares held directly by Mr. Webster, which includes 13,192 vested deferred RSUs, pursuant to Mr. Webster’s election under the Deferred Compensation Plan, which are payable in cash upon his separation of service as a director, 64,500 shares held indirectly with his spouse, 149,375 shares held indirectly through San Felipe Resources Company, and 3,055 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
(19)Comprised of 847,427 shares held directly by the Company’s current executive officers and directors, 3,000 shares held in a joint tenancy, 64,500 shares held indirectly by a spouse, 149,375 shares held indirectly by San Felipe Resources Company, and 118,482 unvested RSUs payable in stock that will vest within 60 days of the Record Date.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors and persons who own 10% or more of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of these reports. Based solely on our review of these reports received by us during fiscal year 2022 and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with in 2022 and 2023 to date.
Certain Relationships and Related Party Transactions
The Audit Committee charter provides that the Audit Committee shall review and approve all related party transactions. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K. In addition, our Code provides that an officer’s or a director’s conflict of interest with Callon may only be waived if the Audit Committee approves the waiver and the full Board ratifies the waiver.
We are not aware of any related party transactions that require disclosure under Item 404 of Regulation S-K.
Shareholders’ Proposals and Director Nominations for the 2024 Annual Meeting
In order for a proposal to be considered for inclusion in the proxy statement for the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, such proposal must be received by the Secretary of the Company at our principal executive office no later than November 13, 2023 (assuming the date of the 2024 Annual Meeting has not been changed by more than 30 days from the date of this year’s Annual Meeting), and must otherwise be in compliance with the requirements of the SEC’s proxy rules. If the date of the 2024 Annual Meeting is changed by more than 30 days from the date of this Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting.
For a shareholder proposal to be introduced for consideration at the 2024 Annual Meeting but not intended to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), including shareholder nominations for candidates for election as directors, a shareholder must provide written notice of such proposal to Company not later than 120 days nor earlier than 150 days before the date of the 2024 Annual Meeting. Any such notice must describe the shareholder proposal in reasonable detail and otherwise comply with the requirements set forth in our bylaws. In addition to satisfying the notice, informational and other requirements contained in our bylaws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, which notice must be postmarked or
2023 PROXY STATEMENT      73

OTHER MATTERS
transmitted electronically to the Company at its principal executive office no later February 26, 2024 (assuming the date of the 2024 Annual Meeting has not been changed by more than 30 days from the date of this year’s Annual Meeting). If the date of the 2024 Annual Meeting is changed by more than 30 days from the date of this Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2024 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company .
Nominating Process
In accordance with our certificate of incorporation, any shareholder may nominate a person for election to the Board upon delivery of written notice to us of such nomination. Such notice must be sent as provided in our certificate of incorporation on or before the deadline set forth in our certificate of incorporation, and must otherwise comply with the procedures set forth in our certificate of incorporation. For nominations, the Board will consider individuals identified by shareholders on the same basis as nominees identified from other sources. A submission recommending a nominee should include:
•Sufficient biographical information to allow the N&ESG Committee to evaluate the qualifications of a potential nominee in light of the director nomination procedures and criteria and any other information that would be required to be disclosed in solicitations of proxies for the election of directors;
•An indication as to whether the proposed nominee will meet the requirements for independence under NYSE and SEC guidelines;
•A description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the nominating shareholder or beneficial owner and each proposed nominee;
•A completed and signed questionnaire, representation, and agreement, pursuant to our bylaws, with respect to each nominee for election or re-election to the Board; and
•The proposed nominee’s written consent to serve if nominated and elected.
74      CALLON PETROLEUM

ANNUAL MEETING INFORMATION
Information Concerning Solicitation and Voting
We are providing you this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting, which will be held on April 26, 2023, at 9:00 a.m. EDT in the Boardroom of The Ritz-Carlton New York, Nomad, located at 25 West 28th Street, New York, NY. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
The Board will primarily solicit proxies by mail, and we will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of these proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock held by such persons, and we may reimburse those brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, to assist us with our solicitation efforts, we have retained the services of Innisfree M&A Incorporated for a fee of approximately $16,500, plus out-of-pocket expenses.
Information About Voting and the Annual Meeting
Who may vote
You may vote if you are the record holder of our common stock as of the close of business on the Record Date. On that date, 61,625,170 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter considered at this meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at our office at 2000 West Sam Houston Parkway South, Suite 2000, Houston, TX 77042 during normal business hours for a period of ten days prior to the meeting and will also be available for inspection at the Annual Meeting.
Attending the Annual Meeting
If you meet the above criteria to vote at our Annual Meeting, you may attend the Annual Meeting. If you wish to attend the Annual Meeting in person, you must present valid, government-issued picture identification. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, in order to be admitted you must present proof of your beneficial ownership of the common stock, such as a bank or brokerage account statement, or copy of your Voting Instruction Form or Notice, indicating that you owned shares of our common stock at the close of business on the Record Date.
For safety and security reasons, no cameras, recording equipment, cellular telephones, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.
Proposals
Qualifying shareholders will vote on the following four proposals at the Annual Meeting:
1)The election of three Class II directors;
2)Advisory approval of our executive compensation;
3)Advisory vote on the frequency of future advisory votes of our executive compensation; and
4)The ratification of the appointment of Grant Thornton LLP.
2023 PROXY STATEMENT      75

ANNUAL MEETING INFORMATION
Notice and access
The Company is furnishing proxy materials to its shareholders through the Internet as permitted under the rules of the SEC. Under these rules, the Company’s shareholders will receive a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the Notice of 2023 Annual Meeting of Shareholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K, often referred to as “notice and access.” We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and distributing our proxy materials. This Notice includes instructions on how to access the proxy materials over the Internet or to request a paper copy of proxy materials, including a proxy card or voting instruction form. In addition and as described in the Notice, shareholders may request to receive future proxy materials in printed form by mail or electronically by email. A shareholder’s election to receive proxy materials by mail or email will remain in effect until terminated by the shareholder.
The Company's proxy materials were made available by the Board on the Internet on or about March 13, 2023, at https://www.viewproxy.com/CallonPetroleum/2023, which is the cookies-free website described in the Notice. Accordingly, we are sending the Notice to our shareholders of record and beneficial owners of our stock, and filing the Notice with the SEC, on or about March 13, 2023. Please note that the Notice identifies the proposals on which shareholders will vote at the meeting, but shareholders cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.
In addition to the proxy materials being available for review at https://www.viewproxy.com/CallonPetroleum/2023, the site contains instructions on how to access the proxy materials on a website or to request free of charge printed materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC. On an ongoing basis, shareholders may contact our Corporate Secretary at our principal offices in Houston, Texas to request proxy materials by mail or by email.
Casting your vote
There are three methods for registered shareholders to vote by proxy without attending the Annual Meeting:

1. By Internet
You can vote via the Internet by going to the website address provided on your Notice or proxy card. You will need to use the control and request ID appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. EDT on April 25, 2023. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card. Internet voting is available 24 hours a day.

2. By Telephone
You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control and request ID appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. EDT on April 25, 2023. Voting by telephone is available 24 hours a day.

3. By Mail
If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the reply envelope provided. Please promptly mail your proxy card to ensure that we receive it prior to the closing of the polls at the Annual Meeting.

If you receive more than one Notice and/or Proxy Statement then it means that your shares are likely registered in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive. If you send us a signed proxy card without marking your voting selections, your shares will be voted on each proposal as recommended by the Board, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. The Board is not presently aware of any other proposals or any other business to be considered at the Annual Meeting.
Difference between a “holder of record” and a “street name” holder
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. You will receive instructions from your broker, bank or other nominee that you must follow in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial
76      CALLON PETROLEUM

ANNUAL MEETING INFORMATION
holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote shares held in street name, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but they are not permitted to vote (a “broker non-vote”) on non-routine or non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, brokers are prohibited from exercising discretionary authority in the election of directors, the non-binding advisory proposal on executive compensation, and the non-binding advisory proposal on the frequency of future advisory votes on executive compensation, but such brokers may exercise discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm. Your vote is especially important. Therefore, please promptly instruct your broker regarding how to vote your shares on these matters.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting. If you have questions about how to obtain a legal proxy, please call Innisfree M&A Incorporated toll-free at (888) 750-5834. Submitting your proxy by mail will not affect your right to vote in person if you decide to attend the Annual Meeting.
Revoking a proxy
You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive office in Houston, Texas before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not necessarily revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.
Recommendation of the Board
The Board unanimously recommends you vote “FOR” each of the proposals. A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:
•“FOR” the election of each of the nominees named in this Proxy Statement to the Board of Directors;
•“FOR” the approval, on an advisory basis, of our executive compensation;
•"ONE YEAR" as the frequency of future advisory votes on executive compensation; and
•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Counting the vote
We have appointed Alliance Advisors to tabulate and certify the vote.
Quorum
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the Record Date, present in person or represented by proxy. We will count your shares for purposes of determining if there is a quorum if either you are present and vote in person at the meeting or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum.
2023 PROXY STATEMENT      77

ANNUAL MEETING INFORMATION
Required Vote
Proposal 1 - Election of directors
The nominees for election as directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. However, because the number of director nominees equals the number of directors to be elected at this Annual Meeting, if any nominee for director receives a greater number of votes “withheld” than votes “for,” then such nominee is required to promptly tender his or her resignation for consideration by the N&ESG Committee. Such resignation will only be effective upon Board acceptance of such resignation after receiving the recommendation of the N&ESG Committee. Abstentions and broker non-votes will not be included in determining the number of votes cast in the election of directors and will not have any effect on the outcome. This voting standard is discussed further under “Proposal 1 - Election of Class II Directors.”
Proposal 2 - Advisory vote to approve NEO compensation
The advisory vote on our executive compensation is non-binding, so no specific vote is required. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as shares present and entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal. While the law requires this advisory vote, the vote will neither be binding on us, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our shareholders are important to us, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.
Proposal 3 - Advisory vote on the frequency of future advisory votes to approve NEO compensation
The advisory vote on the frequency of future advisory votes on the compensation of our NEOs is non-binding, so no specific vote is required. If none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s shareholders. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as shares present and entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal. While the law requires this advisory vote, the vote will neither be binding on us, the Board, or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, the Board, or the Compensation Committee. However, the views of our shareholders are important to us, and the Board and the Compensation Committee will carefully consider the outcome of the vote in determining the frequency of future advisory votes on executive.
Proposal 4 - Ratification of the appointment of the independent registered public accounting firm
The advisory vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2023 fiscal year is non-binding, so no specific vote is required. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. An abstention will have the effect of a vote against this proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote in determining the selection of the Company’s independent registered public accounting firm.
78      CALLON PETROLEUM

ANNUAL MEETING INFORMATION
Voting Results
We will announce the preliminary voting results at the Annual Meeting and will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the meeting.
Householding Information
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and reduce expenses for companies. Both we and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.
Financial Statements and Other Available Documents
Financial statements for our most recent fiscal year are contained in the 2022 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023. Our Annual Report, our Annual Report on Form 10-K, Corporate Governance Guidelines, Code, and charters of Board committees may be accessed by shareholders on our website at www.callon.com or printed copies are available upon written request to Michol L. Ecklund, Corporate Secretary at our principal executive office in Houston, Texas.
Other Business
The Board is not aware of any matter to be acted upon at the Annual Meeting other than those described above. If other business properly comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of us and our shareholders. Please sign, date, and return your proxy promptly to avoid unnecessary expense. All shareholders are urged, regardless of the number of shares owned, to participate in the Annual Meeting by voting their shares.

By Order of the Board of Directors,

Joseph C. Gatto, Jr. President, Chief Executive Officer and Director	Houston, Texas March 13, 2023
2023 PROXY STATEMENT      79

APPENDIX A

NON-GAAP RECONCILIATIONS
Adjusted EBITDA (in thousands):	2020	2021	2022
Net income (loss)	$(2,533,621)	$365,151	$1,209,816
Adjustments:
Loss on derivatives contracts	$27,773	$522,300	$330,953
Gain (loss) on commodity derivative settlements, net	$95,856	$(423,306)	$(467,420)
Non-cash expense related to share-based awards	$2,663	$12,923	$2,507
Impairment of evaluated oil and gas properties	$2,547,241	$—	$—
Merger, integration, transaction, and other	$43,107	$21,944	$3,414
Income tax expense	$122,054	$180	$11,793
Interest expense, net	$94,329	$102,012	$79,667
Depreciation, depletion and amortization	$480,631	$356,556	$466,517
(Gain) loss on extinguishment of debt	$(170,370)	$41,040	$45,658
Adjusted EBITDA	$709,663	$998,800	$1,682,905

Adjusted Free Cash Flow (in thousands):	2020	2021	2022
Net cash provided by operating activities	$559,775	$974,143	$1,501,517
Changes in working capital and other	$33,993	$(53,312)	$79,939
Change in accrued hedge settlements	$(3,015)	$(28,208)	$26,294
Cash interest expense, net	$90,428	$91,888	$74,386
Merger, integration and transaction	$28,482	$14,289	$769
Adjusted EBITDA	$709,663	$998,800	$1,682,905
Less: Operational capital expenditures (accrual)	$488,623	$508,616	$841,525
Less: Capitalized interest	$88,599	$89,738	$101,073
Less: Interest expense, net of capitalized amounts	$94,329	$91,888	$74,386
Less: Capitalized cash G&A	$27,407	$34,386	$43,223
Adjusted Free Cash Flow	$10,705	$274,172	$622,698

Net Debt	2020	2021	2022
Total debt	$2,969,264	$2,694,115	$2,241,295
Unamortized premiums, discount, and deferred loan costs, net	$43,377	$28,806	$19,726
Adjusted total debt	$3,012,641	$2,722,921	$2,261,021
Less: Cash and cash equivalents	$20,236	$9,882	$3,395
Net Debt	$2,992,405	$2,713,039	$2,257,626
80      CALLON PETROLEUM

Total Corporate Cash Margin (in thousands, except per Boe data):	2020	2021	2022
Adjusted free cash flow	$10,705	$274,172	$622,698
Plus: Operational capital expenditures (accrual)	$488,623	$508,616	$841,525
Total Corporate Cash Margin	$499,328	$782,788	$1,464,223
Total production in barrels of oil equivalent	37,193	34,894	38,053
Total Corporate Cash Margin per Boe	$13.43	$22.43	$38.48

Total Proved Reserves - PV-10 (in millions):	2020	2021	2022
Standardized measure of discounted future net cash flows	$2,310	$6,251	$9,004
Plus: present value of future income taxes discounted at 10% per annum	$35	$800	$841,525
Total Proved Reserves - PV-10	$2,345	$7,051	$850,529
2023 PROXY STATEMENT      81

CALLON PETROLEUM COMPANY
ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2023, AT 9:00 A.M. EDT

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALLON PETROLEUM COMPANY

The undersigned hereby appoints Michol L. Ecklund, as proxy with full power of substitution and re-substitution, to vote all shares of Common Stock of Callon Petroleum Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held at the Boardroom of The Ritz-Carlton New York, Nomad, 25 West 28th Street, New York, NY 10001 on April 26, 2023, or at any adjournment or postponement thereof, as follows:
ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSAL 2, "ONE YEAR" ON PROPOSAL 3, AND “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder further hereby ratifies all that the said proxy may do by virtue hereof. If any nominee named on the reverse side is unable to serve or for good cause will not serve as a director, the person named as proxy shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.
The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the 2023 Annual Meeting of Shareholders and Proxy Statement dated March 13, 2023, and the Annual Report to Shareholders furnished in connection therewith.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in favor.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2023.

THE PROXY STATEMENT IS AVAILABLE AT:
HTTP://WWW.VIEWPROXY.COM/CALLONPETROLEUM/2023

										Please mark votes as in this example						☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, and 4, and "ONE YEAR" IN PROPOSAL 3.
1.	Election of Directors:							3	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
					FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01	Matthew R. Bob			☐	☐	☐		☐	ONE YEAR	☐	TWO YEARS	☐	THREE YEARS	☐	ABSTAIN
	02	James E. Craddock					☐
	03	Anthony J. Nocchiero					☐
								4	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
2.	The approval, by non-binding advisory vote, of the compensation of our named executive officers.
	☐	FOR	☐	AGAINST	☐	ABSTAIN			☐	FOR	☐	AGAINST		☐	ABSTAIN

								MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:								☐
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Date

Signature

Signature (if held jointly)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐											CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER
SCAN TO VIEW MATERIALS & VOTE

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone.
If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALVote.com/CPE	Call 1 (866) 804-9616
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.